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                                                                  EXHIBIT 10.35
CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         SERVICES AND LICENSE AGREEMENT


         This Services and License Agreement (the "Agreement") is made and entered into as of the 24th day of October, 1999 (the "Effective Date"), by and between Healtheon Corporation ("Healtheon") and UnitedHealthCare Services, Inc. on behalf of itself and its Affiliates from time to time ("United").

                                    RECITALS

         A. UnitedHealthCare Corporation and ActaMed Corporation entered into a Services and License Agreement on or about April 14, 1996 ("Prior Agreement").

         B. Healtheon, in or about April, 1998, purchased ActaMed assuming as of that date all contractual obligations contained in the Prior Agreement.

         C. Healtheon has been providing electronic data interchange products and services to United in accordance with the terms of the Prior Agreement.

         D. United and Healtheon wish to make Healtheon United's preferred electronic data interchange ("EDI") vendor and gateway partner, as more particularly described in this Agreement. Both parties desire, through their expanded relationship, to greatly increase the volume of EDI transactions submitted to United through the Network, and to reduce the unit cost of EDI Transactions to United . This Agreement replaces the Prior Agreement with modified provisions that define Healtheon's role as gateway partner, sets out the responsibilities of the parties for achieving EDI Transaction growth, and makes certain other changes in keeping with the expanded relationship of the parties.


         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows.

         1. Definitions.

         1.1 "Affiliate" means with respect to a party, an entity directly or indirectly controlling, controlled by or under common control with such party where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the Effective Date or hereafter during the term of this Agreement; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

         1.2 "Application Program Interface" or "API" is defined as the means for exchanging data between computer systems, including data standards and formats utilized to allow Transactions between Third-party Vendors and/or Healtheon or United.

         1.3 "Change of Control" means: (a) any transaction or series of transactions that cause 50% or more of the stock of Healtheon or United, as the case may be, to be held by an individual or entity, or group of individuals or entities acting together, who are not stockholders of Healtheon or United, as the case may be, on the Effective Date; or (b) any material sale of Healtheon assets or United assets, as the case may be, that are essential to the business of Healtheon or United, as the case may be; or (c) any merger where Healtheon or United, as the case may be, is not the surviving entity.

         1.4 "Enhancements" means changes or additions to application software and documentation that improve the functionality of software, such as significant redesigns or improvements of current functions, or significant advances in system performance through changes in the system design or coding.


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         1.5 "HIPAA" shall mean the Health Insurance Portability and
Accountability Act of 1996 (P.L. 104-191), as amended from time to time.

         1.6 "Licensed Materials" shall mean the Network Software, the ProviderLink billing and registration system, and the documentation, training materials, and other materials related to the Network Software or the Network, all of which are listed on Exhibit B. All updates and new versions of such materials provided to United pursuant to this Agreement are also included in the definition of "Licensed Materials".

         1.7 "Managed Plans" shall mean those entities identified in Exhibit A, all of which have provided their consent to be bound by this Agreement.

         1.8 "Member Locator" means a United owned data file identifying United customer group health plan participant information.

         1.9 "Network" means the equipment, software and API's operated by Healtheon to receive EDI Transactions from Providers and Third-party Vendors and transmit such Transactions to United Processing Systems, and to receive EDI Transactions from United Processing Systems and transmit such Transactions to Providers and Third-party Vendors. The term "Network" includes upgrades, modifications and replacements to such equipment, software and API's made by Healtheon from time to time. The term "Network" specifically excludes any telecommunications network.

         1.10 "Network Software" means the personal computer version of the ProviderLink program, and all updates to it, which are licensed to Providers and United and which allow access to the Network for the transmission and reception of information.

         1.11 "Processing Systems" means the computer programs owned by United, which include Cosmos and UNET and other United designated systems, and which United operates for health care claims processing and adjudication and other business functions. The listing of such Processing Systems is attached as Exhibit N and shall be amended from time-to-time to include additional systems designed by United.

         1.12 "Provider" means any third-party entity or individual who delivers health care services to members covered under a medical benefit plan offered by or administered by United.

         1.13 When the term "Site" is capitalized herein, the term shall mean each separate and unique interface of the Network Software between the Network and the Provider.

         1.14 "Third-party Vendor" means any entity (excluding Healtheon and United) other than a Provider that receives EDI Transactions from Providers and transmits such Transactions to a payor or receives EDI Transactions from a payor and transmits such Transactions to Providers, whether such entity receives and transmits such Transactions directly or through intermediaries. Third-party Vendors include, for example, vendors of EDI services, vendors of practice management systems, and EDI claims clearinghouses. Current Third-party Vendors who submit Transactions through Healtheon as of the Effective Date are listed on Exhibit K. Healtheon will update Exhibit K to include any modifications to that list from time to time.

         1.15 "Transaction" means an exchange of information between a Provider and United as listed on Exhibit H. A "Claim Transaction" shall mean only those transactions set forth in item (1) of Exhibit H. An "EDI Transaction" means a Transaction accomplished through electronic data interchange.

         1.16 "United" means UnitedHealthCare Services Inc., its parent, Affiliates, subsidiaries, and health maintenance organizations that are managed by United listed on Exhibit A.

         2. License and Network Access.


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         2.1 Healtheon grants United the nonexclusive, nontransferable right to use the Licensed Materials, to reproduce and modify those of the Licensed Materials so designated on Exhibit B and as are updated as set forth in paragraph 1.6, and to access and utilize the Network, for United's internal use, as set forth in this Agreement. United's internal use shall include use by and/or on behalf of (a) United; and (b) third parties that are purchasers of United's products and/or services, including management services, as well as United's health care service providers United's access to use the Network will at a minimum be on the same operational basis which Healtheon offers the Network to its other customers of the Network, in a manner no less favorable to United, as compared to a similarly situated Healtheon customer, except as otherwise provided in this Agreement.

         2.2 United shall submit modifications it makes to the Licensed Materials for Healtheon's approval, prior to distributing the modifications. If Healtheon does not respond to United within fourteen calendar days after United submits modifications to Healtheon for approval, the modifications shall be deemed approved. On the copies of the Licensed Materials United makes, United shall reproduce all notices or legends appearing on the original copy, including the copyright notice. All copies of the Licensed Materials made by United can be used only as permitted under this Agreement. At any time within thirty days after Healtheon's written request, United shall inform Healtheon of the number and location of all copies of the Licensed Materials United has made.

         2.3 United shall have the right to install the Network Software at any United or Provider's site, in order to connect such locations to the Network. Healtheon will install the Network Software in a reasonably prompt manner at United or Provider sites and connect them to the Network when mutually agreed. There will be no charge for such installations except as mutually agreed. United and Healtheon must continue to use the installation procedures developed by United or other mutually agreeable installation procedures (except as provided in any agreements directly between Healtheon and a UnitedHealth plan, such as United of Georgia) for such sites as defined in Exhibit P. United shall not be obligated under paragraph 12.1 to pay a monthly site fee for any Provider connected to the Network by Healtheon, unless United has agreed to be responsible for such Provider and fees.

         2.4 Except as otherwise provided in this Agreement, United shall not
(a) copy, reproduce, modify, or excerpt any of the Licensed Materials for any purpose; (b) distribute, rent, sublicense, share, transfer or lease the Licensed Materials or access to the Network, to any person or entity which is not a party to this Agreement; or (c) attempt to reverse engineer or otherwise obtain copies of the source code for the Licensed Materials.

         2.5 Healtheon agrees that Healtheon does not own and will not use, distribute or publish any data transmitted over the Network either to or from United, except to the extent such data originates with Healtheon. Notwithstanding the above, Healtheon shall have the right to collect and distribute data transmitted over the Network back to the originator of such data. Notwithstanding the requirements contained in Section 13, Healtheon will make no use of information contained in Transactions processed for United, whether individually or in aggregated form, except pursuant to the terms of this Agreement. Such Information shall not be disclosed to any person other than one for whom such knowledge is reasonably necessary for the purposes of performing services pursuant to this Agreement and then only to the degree such disclosure is so necessary and such information shall be protected by each party in the same manner as such party protects its own confidential information. Healtheon shall obtain written assurances, from any Third-party Vendor it contracts with directly, that such Third-party Vendor will comply with the restrictions set forth in this Section 2.5. In addition, Healtheon will not provide access to the Member Locator to any third-party without United's prior written consent.

         3. Marketing and Implementation of Network Products.

3.1 Healtheon shall be responsible for all marketing responsibilities associated with this Agreement. Healtheon will create all marketing communications. United will have a reasonable opportunity to review, approve and require changes to all marketing communications that are specific to United or the Managed Plans prior to distribution. Other than as set forth in Section 3.2 below, United will not be responsible for any other costs incurred by Healtheon associated with marketing efforts associated with this Agreement. United will continue to cooperate with the marketing activities of Healtheon and the Field Reps. Healtheon may


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         offer United the opportunity to participate in special promotional activities or marketing campaigns (such as, but not limited to, Healtheon's planned "Medical Trading Areas" campaign) on terms and fees to be agreed by the parties.

3.2 In accordance with the terms of the Transition Agreement Regarding Transition of United Employees to Healtheon (the "Transition Agreement") which is attached hereto as Exhibit Q, United shall terminate the employment of all marketing representatives responsible for the sale and marketing of Healtheon's Network Software on behalf of United and shall take all reasonable efforts to encourage the Managed Plans to similarly terminate the employment of all marketing representatives responsible for the sale and marketing of Healtheon's Network Software. All such marketing representatives (whether employed by United or a Managed Plan) are listed on Appendix A to Exhibit Q and shall be referred to herein as the "Field Reps", and Healtheon shall make an offer of employment to all Field Reps. For a period of nine
         (9) months from the date the Field Reps are terminated by United , United shall reimburse Healtheon the sum each month for each Field Rep or successor employed by Healtheon at a calendar month's end (the "Monthly Per Capita Fee"). The Monthly Per Capita Fee shall be one-twelfth (a) the Annual base salary of each of the Field Reps stated on Appendix A to Exhibit Q divided by the total number of Field Reps multiplied by (b) 1.23 (which amount represents the benefits burden rate for United). In addition, United will provide the Field Reps with continued use of United's office facilities (i.e. space, furnishings, equipment, and services) for up to nine months from the Effective Date at no charge to Healtheon. Healtheon and United will use their best efforts to execute a Transition Agreement in substantially the same form as attached hereto no later than November 1, 1999.

3.3 United will identify the business needs, goals and objectives of United for Healtheon, and will continue to establish targets for the number and volume of Providers submitting Transactions as set forth in Section 10 and Exhibit I. United will provide this information to Healtheon no less often than quarterly, and shall respond to additional reasonable requests for information within thirty days of Healtheon's request. The parties shall mutually agree upon any other information the other needs to perform under this Agreement.

3.4 Healtheon will appoint at least one representative dedicated to the United account, who will have decision making capabilities for Healtheon. This person will attend planning meetings with United at least on a monthly basis, keep United updated on national trends in EDI, and consult with United regarding Healtheon's software and Network strategy. Healtheon will provide representatives to WEDI and ANSI and other industry groups as it determines, upon United's request. United shall also designate a representative to work with Healtheon and to coordinate United's activities with Healtheon, who will have decision making capabilities for United. This person will attend planning meetings with Healtheon, keep Healtheon updated on technical developments with respect to Processing Systems, and coordinate United's activities with Healtheon. Each party will inform the other of the name of the designated representative and consult with the other before changing its designated representative.

3.5 Exhibit D to this Agreement specifies the reports United will deliver to Healtheon and Healtheon will deliver to United on a daily, weekly, monthly, quarterly and annual basis. The parties shall also provide ad hoc reports to the other when reasonably requested at no cost to the requesting party.

3.6 Healtheon will submit to United prior to the Effective Date, for its input and comments, a comprehensive disaster recovery plan and documentation (the "Disaster Recovery Plan" or the "Plan"). The Disaster Recovery Plan, which is attached hereto as Exhibit O, shall include testing of the Plan no less often than annually and agreed upon time constraints within which full recovery will be expected. The parties will amend the Disaster Recovery Plan within 90 days after the Effective Date to capture the additional Gateway Partnership services enumerated under this Agreement. This plan will enumerate, among other things, the steps necessary to ensure that United can perform the functions provided by the Network without delay. Healtheon will accept comments from United and make reasonable commercial efforts within the context of the Network to incorporate such comments into the Plan. Healtheon will use its best efforts to establish a back-up site under its Plan as soon as possible, but no later than March 31, 2000. Healtheon will submit amendments to the Plan to United, for its information and input, any time that Healtheon makes substantial changes to its Plan. Healtheon will participate in United's annual test of the United


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disaster recovery plan, with up to forty hours of Healtheon personnel time at no cost to United. For any additional time beyond the forty hours which United requests from Healtheon for this purpose, United will pay Healtheon an agreed upon price.

3.7 Healtheon and United will establish a user group, to provide direction to Healtheon on system initiatives, which will include representation from United and Providers. Healtheon will solicit user suggestions, input and feedback regarding the Network no less frequently than quarterly . Healtheon product management staff will proactively acquire United input on current products and new products in development. Product input will include, but is not limited to, alpha and beta testing of new products and ongoing product enhancement suggestions. Healtheon will develop a formal process to acquire Healtheon product input on an ongoing basis. This process will include user groups and/or focus groups and an annual product survey. Healtheon will provide to United on a quarterly basis or upon reasonable request copies of customer satisfaction surveys and other similar information, including written summaries of input received or prepared by the user group, regarding use of the Network at Sites for which United is paying the monthly Site fee or any transaction fees.

3.8 Pursuant to paragraph 12.2, United shall have the option of performing installations and implementations of the Network Software itself. In such circumstances, where United has decided not to out-source such functions to Healtheon, United will continue to use qualified United personnel to install and implement the Network for new and existing United-sponsored sites. United will also continue to use qualified United personnel to train and provide technical support to the extent required under Section 8, in the markets set forth in Exhibit P.

3.9 United shall allow a reasonable number of reference inquiries and visits by customers and potential customers of the Network on mutually agreeable terms. United shall retain the right to reasonably refuse a site visit to any competitor or potential competitor of United, and Healtheon shall inform all customers and potential customers allowed on United's premises under this paragraph 3.7 that they are required to abide by United's security procedures and policies.

         4. Healtheon's Obligations Regarding Network.

         4.1 Healtheon will, during the term of this Agreement, continue maintaining the Licensed Materials and the Network, or other Healtheon products which provide, at a minimum, substantially the same functionality as provided by the Licensed Materials and the Network, on the Effective Date, and at a level competitive in the industry.

         4.2 Healtheon will update the Licensed Materials and the Network with changes mandated by state or federal law, including but not limited to HIPAA, and other changes and additional standards required in the reasonable opinion of the parties to meet market expectations for EDI. If the changes mandated by this paragraph apply to substantially all of Healtheon's customers, then Healtheon will provide prompt notice to United and make such changes without charge as part of a release of the Network or the Licensed Materials pursuant to paragraph 8.1 or paragraph 8.2.

         4.3 Healtheon will continue to work diligently with practice management system vendors and Third-party Vendors to develop interfaces between practice management programs and the Network, in order to be able to market the Network to Providers.

         4.4 At United's request, and with United's direction, Healtheon will work with and cooperate with Allina and United to formulate a plan allowing Allina to use the Network to operate its LaborLink product.

         4.5 Healtheon shall place in escrow for the benefit of United pursuant to the escrow agreement attached to this Agreement as Exhibit E (the "Escrow Agreement"), (i) a copy of the source code, object code and technical documentation for all Healtheon owned software used in the operation of the Network or in order to provide services to United under this Agreement, including the Network Software, and (ii) a list of all third party software used by Healtheon in the operation of the Network. Healtheon agrees to provide United with a list of all


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such third party software prior to the Effective Date. Healtheon has caused
United to be listed as a "Licensee" under the Escrow Agreement and shall cause the Licensed Materials and all Healtheon owned operational computer software and documentation Healtheon uses to operate the Network to be listed as a "System" under the Escrow Agreement, by the Effective Date. In the event Healtheon ceases operating the Network for any reason defined in such Escrow Agreement during the duration of this Agreement, or upon the termination of this Agreement, Healtheon or its escrow agent shall deliver to United, for United's nonexclusive use, one then-current copy of all Healtheon owned operational computer software and documentation Healtheon uses to operate the Network and one copy of the list of all third party software used by Healtheon in the operation of the Network.

         4.6 Healtheon shall: (1) allow all Providers who so choose to transmit EDI transactions through the Network to United; (2) assume primary responsibility for Network operations, including notifying all Third-party Vendors, and require those Third-party Vendors to notify Providers connected to the Third-party Vendors, of the Network processing requirements and make available the process and procedures for submitting EDI transactions to the Network; (3) have primary responsibility for Provider and Third-party Vendor interface development with those Providers and Third-party Vendors who interface with the Network; (4) actively manage all Third Party Vendors Healtheon contracts; such management shall include, but not be limited to, a process that ensures: (a) timely and accurate initial certification, (b) prompt communication of all edit and specification changes, (c) verification of edit and specification change compliance by each vendor and national submitter, (d) daily vendor and submitter batch and file monitoring and measurement, (e) working with vendors and national submitters on an ongoing basis to decrease rejections, (f) offering vendors assistance to work with individual providers to increase effective submissions and (g) development of submitter management measurements and targets, (5) have responsibility for marketing the Network to third parties as stated in Section 3.1; (6) have primary responsibility for conforming to United standards for accessing the Processing Systems, including security, formats, validations and the content of communications; (7) archive documentation of Vendor API's; (8) develop export controls, data access methods, archiving, and throughput capacity to meet regulatory requirements and achieve performance standards as specified in Section 10; and (9) unless otherwise agreed to by both parties, Healtheon will restrict access to Third-party Vendors to the United member locator process.

         4.7 "Year 2000 Compliant" means, as to any services or software program that such services or software:

         (i) is capable of input, storage, manipulation, display, and processing of dates within a continuous range of dates which extends before January 1, 2000 and after such date, and is otherwise suitable to the application, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates; and

         (ii) provides that all date related user interface functionalities and data fields include the indication of century; and

         (iii) provides that all date related data interface functionalities include the indication of century.

         Healtheon has agreed to cause the Network to be Year 2000 Compliant by October 31, 1999. As of November 8, 1999, Healtheon agrees to test the Network and Network Software for Year 2000 compliance and to provide to United a written assurance that the Network and Software is Year 2000 Compliant. The parties mutually agree to determine by October 15, 1999, that the methods used by the Parties to handle date related data are compatible, and will correct any incompatibility by October 31, 1999.

         Healtheon will make a Year 2000 Compliant version of the Network Software and Licensed Materials available to all licensed users of the Network Software and Licensed Materials as of September 30, 1999.

         Healtheon will make a Year 2000 Compliant version of the Network Software and Licensed Materials available to third parties.


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         4.8 Healtheon agrees, upon the termination by United of its agreement with any Third-party Vendor , to use its best efforts to obtain or transfer such Third-party Vendor's Transaction flow. These efforts will include contracting directly with any Providers and practice management system vendors associated with such Third-party Vendor.

         4.9 Healtheon will attend promptly to United file changes in all maintenance files (including, but not limited to, member and provider files) and have updated programming in place to accept updated file formats as soon as reasonably possible (and in the case of member and provider files, no later than 30 days after written notification from United).

         5. United's Obligations Regarding the Network.

         5.1 United shall generate or receive transaction data in the standard format and the protocol set forth as of the Effective Date, or as otherwise mutually agreed upon by the parties. In the event that Healtheon changes such format as approved by United or as required by federal or state law, United shall provide Healtheon with standard output and test messages for Healtheon's use.

         5.2 United shall provide, at its own expense, all necessary hardware, including terminal equipment, compatible with and suitable for United's communications received by it through the Network. United shall prepare the proper operating environment as described in Exhibit J attached to this Agreement. As necessary, Healtheon will verify that interoperability between the Network and United's operating system environment is appropriate as of the Effective Date.

         5.3 United will establish a common set of security controls and measures to allow Healtheon access to data transactions necessary in the Network. United will, to the extent reasonably practicable, provide common data requirements for Transactions, common routing, and common validation.

         5.4 United shall provide Healtheon with a periodic update of Member Locator information in order for Healtheon to transfer the EDI Transaction to the appropriate United Processing System. United shall provide other information as necessary, and mutually agreed, to enhance and facilitate Transaction routing throughout the Network.

         5.5 United will cause the Processing Systems, and any interfaces maintained by United, and not developed by Healtheon, between the Processing Systems and the Network, to be Year 2000 Compliant.

         5.6 United will maintain its internal systems and procedures as necessary to timely and properly accept, route, process and report on Transactions, and to detect and report problems with submitted Transactions.

         5.7 United will cooperate with Healtheon in its attempts to establish relationships with and work with practice management system vendors and Third Party Vendors.

         6. Access to the Processing Systems and Other Proprietary United Software.

         6.1 Healtheon will not have access to the Processing Systems or any other United proprietary systems, and will have no right to modify the computer code in the Processing Systems, except as mutually agreed to in advance by the parties in writing. Healtheon will not receive any part of the Processing Systems code, except as mutually agreed by the parties in writing. The Network will deliver Transactions and information to the Processing Systems. United is solely responsible for the operation of the Processing Systems.

         6.2 United produces new releases of Processing Systems (including host computer systems operated by third party out-sourcers on behalf of United), from time to time. United will give Healtheon notice of such changes and information regarding them if the changes affect the Network or Healtheon's performance under this Agreement, and, if the changes require any modifications to the Network or the Licensed Materials, the parties will


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mutually agree on the scope of the project, the deliverables, deadlines, any fees Healtheon will charge United, a test plan and an acceptance test plan.

         6.3 Healtheon agrees that United shall be the sole and exclusive owner of any and all changes (as contemplated in 6.1) United makes or directs Healtheon to make to the code in the Processing Systems or any other computer system proprietary to United. Healtheon agrees to assign and hereby assigns and transfers to United any and all rights which Healtheon may have in such code, including any copyright, patent, trademark, trade secret and other intellectual property rights. Healtheon will cooperate with United and will execute any documentation reasonably required by United to assert or protect its property rights in such code.

         7. Network Enhancements/Contracted Development.

         7.1 Any Enhancements or development work on the Licensed Materials or the Network defined and priced prior to the date this Agreement was executed, including those being solely developed for United, will be provided to United upon completion and included within the definition of "Licensed Materials", at the charges previously agreed. Exhibit C is a list of all such pending Enhancements and development work and the previously agreed upon charges. When Healtheon develops Enhancements to the Network, which are not contemplated in the prior sentence, which Healtheon offers generally to its customers, which are not included in a maintenance release that Healtheon offers generally to its customers pursuant to paragraph 8.1, Healtheon will offer such Enhancements to United as soon as reasonably practicable.

         7.2 When United specifically requests development work from Healtheon, for United's use, the parties will set forth the scope of such services in sufficient detail in a written statement of work ("Statement of Work") which shall incorporate this Agreement by reference, and negotiate a price at the time such work is requested. Each Statement of Work will set forth the new functionality being developed, including system documentation, development schedules, testing procedures, detailed costs associated with the development, conditions relating to discounts or rebates to United and operating costs of the new functionality once agreed to by the Parties. Healtheon will deliver the new services as specified in the Statement of Work. If any delays occur in delivering the services in accordance with the schedule, Healtheon shall immediately notify United of the delay and deliver a proposed revised scheduled. If Healtheon fails to deliver the new services as agreed to in the revised schedule, United will cease making payments for such work until the work is completed, delivered, installed and functioning in an acceptable manner as specified by United in the Statement of Work. If Healtheon will be permitted to use this custom work for other customers, United and Healtheon shall negotiate the price United will pay Healtheon for such work, and if discounts apply to reflect the benefits Healtheon receives for selling this work to other third parties.

         7.3 When Healtheon performs development work on the Network at the request of any entity not a party to this Agreement, United shall have the right to obtain this same work at a price not greater than the price the contracting party has paid for the portion United is obtaining, as long as Healtheon has the legal right to offer such work to United and such work is not proprietary to the contracting party. Healtheon shall not impair United's ability to access or obtain such work, and will make reasonable efforts to obtain the legal right to offer this work to United if access or use is restricted in any way.

         8. Healtheon's Software Maintenance and Support Obligations.

         8.1 Healtheon's maintenance releases for the Network Software and the Licensed Materials shall be denoted by a three digit number where the first number is the version number, the second number is the level number, and the third number (if it is greater than 1) is the build number. A release with no Enhancements shall be designated by a change in only the third digit and shall be considered a maintenance release. For example, release 2.1.2 is a maintenance release for the version 2.1.1 software. Healtheon will provide new maintenance releases at no charge to all its Network maintenance customers, including, without limitation, United and Providers.

         8.2 The price United will pay Healtheon under paragraph 12.1 for Healtheon's maintenance services under this Agreement do not include Enhancements to the Network Software. Enhancements are contained in


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


Healtheon's new versions which are denoted by a three digit number, the first digit of which is the version number, the second digit of which is a level number, and the third digit of which is 1. For example, version 2.1.1 is followed by new version numbers 2.2.1, 2.3.1, 2.4.1, 3.0.1, etc. A release with Enhancements shall be designated by a change in the first or second digit and shall be considered a new version. Healtheon will make new versions of the Network Software available to United at a price equal to and better than that Healtheon offers to other similarly situated Network customers.

         8.3 Healtheon will provide free Network maintenance and support services (including installation and support) to United at a level which at a minimum will meet or exceed the free Network maintenance and support Healtheon provides to its other Network customers. Healtheon will also provide the support and maintenance services to United which are specified on Exhibit F attached to this Agreement. Healtheon will notify United of any technical errors in the Network Software reported to the Healtheon help desk in accordance with mutually agreed to escalation procedures, and will correct such technical errors in a manner consistent with Exhibit I. Healtheon will provide all support and maintenance services directly to United and the Providers who subscribe to the Network, as required. United shall have no obligation to provide any support, training or maintenance services to Providers, other than as specified in this Agreement. In order to allow United to implement a new release of the Network Software or the Licensed Materials on an orderly schedule, Healtheon shall maintain the current release and one prior release of the Network and the Licensed Materials, except as otherwise mutually agreed. The maintenance services specified in this Agreement shall be provided at no cost to United beyond the fees set forth below in Section 12.

         8.4 United inquiries and issues, and complaints lodged by payors, Providers and Third-party Vendors will be handled by Healtheon as specified in Exhibit F and I, and with the utmost customer focus in mind. These inquiries and complaints shall be tracked and summaries provided to United on a monthly basis. The summaries shall include, at a minimum, the identity of the complaining or inquiry party, a description of the complaint or inquiry, date received, date resolved, and outcome. The parties agree to mutually develop problem escalation and review procedures on an ongoing basis.

         8.5 Healtheon will maintain the security standards for the Network which are set forth on Exhibit G attached to this Agreement, as updated from time to time

         9.       Further Assurances and Covenants.

         9.1 United shall support Healtheon's efforts to establish the Network as the industry standard EDI gateway utility for Providers and Third party Vendors to transmit Transactions to payors. United agrees to use Healtheon as United's preferred vendor for EDI services and internet development, subject to Healtheon's availability and technical capabilities with respect to the specific development project undertaken at United's request. United and Healtheon agree to set forth in writing the scope and deliverables required for any development project commenced in accordance with this Section
                  9.2. United shall pay a negotiated fee to be the first point of access with respect to Ingenix Inspector and Member Recruitment interfaces on websites developed by Healtheon .

         9.2 Except as otherwise provided herein, United will not contract with, solicit, encourage or otherwise promote a Third-party Vendor to process EDI Transactions directly with United; provided that, in the event that Healtheon fails to meet the performance standards set forth in Section 10 and does not cure such failure within the time periods required by this Agreement, United may solicit and transact directly with Third-party Vendors
         9.3 United shall be entitled to contract directly with any Third-party Vendor to process EDI Transactions directly with United only if United is conducted in its good faith judgment that Healtheon is unable to provide reasonable service to United with respect to the Transactions available through such Third-party Vendor

         10. Performance Standards.

         10.1 Exhibit I to this Agreement specifies the performance standards and measurements Healtheon must achieve and the applicable time periods for measuring compliance with the performance standards (the "Performance Standards"). The parties shall measure, at a minimum, performance of Healtheon's help desk and customer support and the Network and Healtheon's ability to meet or exceed United's Performance Standard for Transaction processing volumes. Both parties will jointly develop and define the scope of reports to measure the growth of Transactions. These Performance Standards are established to ensure that the performance of the Network during the term of this Agreement meets or exceeds industry standards in the relevant market place. Within a period of 30-days after the Effective Date of this Agreement, Healtheon and United will review the Performance Standards specified in Exhibit I to establish and/or revise baseline performance measurement methods and standards. Upon agreement on such revised Performance Standards they will be attached hereto as Exhibit I and will supersede the current Exhibit I. In addition, Healtheon has agreed to develop and deliver to United, on a quarterly basis beginning April 1, 1999, Healtheon's plans to increase performance of the Network beyond the minimum levels specified in Exhibit I. Healtheon will produce such reports on a monthly basis, along with monthly status reports of accomplishments, issues, Provider complaints set forth in Section 8.4, and action plans necessary to achieve performance standards.

         10.2 Any time that a Processing System is not operational through no fault of Healtheon, the time the Processing System is not operational will not be counted for the purposes of this Section 10.

         10.3 In the event that Healtheon fails to meet any Performance Standard on Exhibit I in any month, Healtheon shall begin to diagnose the cause of the failure to meet the Performance Standard promptly after being notified of or discovering the failure to perform. Thereafter, Healtheon shall work continuously and diligently to correct such failure to perform until it is corrected. The failures to meet the Performance Standards which occur while Healtheon is working to remedy the problem shall continue to be counted for the purposes of paragraphs 10.4 and 10.5.

         10.4 Notwithstanding Section 10.5, in the event that Healtheon fails to meet any Performance Standard identified in Exhibit I in any month after the "Applicable Date" (as defined below) for that Performance Standard, and such Performance Standard is categorized as below "standard" but not considered to be "critical", as those terms are defined in Exhibit I, Healtheon will be subject to a financial penalty of $[*] for each such failed standard contained in Exhibit I. The aggregate penalty within each category shall not exceed $[*] for each category in any given month. The aggregate penalty for all categories combined will not exceed [*] percent ([*]%) of any fees referenced in Section 12 in any given month. Any penalties assessed will be credited to the total Transaction invoice for the following month. United agrees that the penalties enumerated herein are its sole and exclusive remedy for any damages United incurs due to Healtheon's breach of this Agreement, only to the extent such damages do not exceed $[*] per incident. Any damages caused by Healtheon, which United incurs in excess of $[*], shall be offset by any related Performance Standard penalties assessed in that given month. The "Applicable Date" for all Performance Standards will be the Effective Date, with the following exceptions: for Performance Element 1.5, Batch Claims, the Applicable Date will be April 1, 2000; for Performance Category 3, Customer Service, the Applicable Date will be November 8, 1999; and for Performance Category 6, Service Delivery, the Applicable Date will be January 1, 2000.

         10.5 In the event that Healtheon fails to meet the same Performance Standard on Exhibit I for two months in any six month period beginning after the Effective Date, and the failure is considered to be "critical", Healtheon shall be deemed to be in material breach of this Agreement, which allows United to give a notice of termination under paragraph 14.2 of this Agreement or to contract with any Third Party Vendor listed on Exhibit K. Upon receipt of such termination notice, Healtheon shall have 30 days to cure such breach as provided in Section 14.2. The breach shall be considered cured if Healtheon's performance on the affected Performance Standard is above critical for the first complete month following such cure period.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         11. Representations and Warranties.

         11.1 The parties agree that Healtheon owns the Network and Healtheon represents that it owns the Licensed Materials and has the right to license the Licensed Materials and grant access to the Network to United. All rights in patents, copyrights, trademarks and trade secrets encompassed in the Licensed Materials will remain in Healtheon or its licensors, as applicable. No title to or ownership of the Licensed Materials is transferred to United. United agrees that it does not obtain any rights in the Licensed Materials except the limited right to use the Licensed Materials as provided herein.

         11.2 Healtheon agrees to defend United against and, to the extent of amounts paid to third parties in infringement damage awards and approved settlement awards, hold it harmless from all claims, damages and liabilities resulting from a claim that the Network or the Licensed Materials (other than the version of the Licensed Materials which Healtheon acquired from United) infringes a patent, trade secret or copyright or any other proprietary right, provided that United gives Healtheon prompt, written notice of any such claim, sole control of the defense and settlement of such claim, and all reasonable assistance to defend such claim. United may appear in such action with counsel of its choice, at its own expense. Healtheon shall have no obligations under this paragraph if such claims, damages and liabilities result solely from United's breach of any term of this Agreement, United's unauthorized use of or modifications to the Licensed Materials or the Network, or the combination by United of the Licensed Materials with other materials not provided by Healtheon.

         11.3 If United's right to use the Licensed Materials or the Network is enjoined or limited in any way, or if Healtheon believes that the Licensed Materials or the Network is likely to become subject to such action, then Healtheon, at its option and expense, may either:

         (a) immediately procure for United the right to continue to use the Licensed Materials and the Network Software free from such limitations;

         (b) immediately modify the Licensed Materials and the Network Software to be free from such limitations, but equivalent in all material functional and performance respects to the Licensed Materials and Network Software prior to such modification;

         (c) immediately replace the Licensed Materials and the Network Software with materials that are free of claims, but equivalent in all material functional and performance respects to the Licensed Materials and the Network Software; or

         (d) if none of the above are reasonably possible or likely to be effective, terminate this Agreement and the licenses granted herein, and refund to United a proportionate amount of the monies paid under this Agreement for which the Network Software was not utilized.

         11.4 Except as otherwise provided in this Agreement, Healtheon expressly disclaims any warranties, express or implied, relating to the Licensed Materials, including, but not limited to, the warranties of merchantability and fitness for a particular purpose or use.

         12. Prices and Payments.

         12.1 Through December 31, 1999, United will pay Healtheon (a) $[*] per month per user Site identification number established by Healtheon at United and (b) $[*] per month per user Site identification number established by Healtheon for which United has agreed to be responsible. In addition, during the term of this Agreement United will pay Healtheon a per Transaction fee and other fees set forth in the pricing table listed in Exhibit M. United shall not pay for any transactions a Provider sends to a different payor. Healtheon shall not charge United for any transactions which are rejected by Healtheon based on United's specifications. These payments cover all license fees, subscription fees, and access fees for usage of the Licensed Materials and the Network and all fees for the maintenance services set forth in Section 8.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         12.2 The fees set forth in paragraph 12.1 do not cover charges for any services United requests and obtains from Healtheon beyond the services specified in paragraph 12.1, including, without limitation, file transfer of data, , or a telecommunications connection between the Network and United's host computers. Healtheon will not charge United any additional fees for telecommunications costs or expenses between the Network and any third-party. Healtheon shall not charge United anything for installation and implementation of the Network at Sites where United chooses to do the installation and implementation itself. United shall pay all taxes levied in connection with this Agreement, except for any taxes based on Healtheon's net income.

         12.3 Healtheon will bill United monthly for the Site and Transaction fees for United and any Providers where United has asked Healtheon to bill United directly, in a mutually agreeable format. All invoices shall reflect the fee for services performed within sixty (60) days of United's receipt of the invoice. When Healtheon bills United for a Provider's Site and Transaction fees, Healtheon shall not bill the Provider directly for the same charges. Invoices will include and itemize any additional fees for other services purchased by United. United agrees to pay all undisputed fees and expenses invoiced by Healtheon within thirty days after receipt of each invoice. If United receives an invoice by the 10th calendar day of any month, United shall use its best efforts to pay all undisputed fees and expenses invoiced by the 30th day of the month the invoice is received. United agrees to pay a late payment charge equal to the lesser of 1% per month or the maximum rate allowed by law on all undisputed amounts outstanding after sixty days following receipt of the invoice.

         12.4 Healtheon shall maintain accurate and complete books and records regarding the transactions to and from United and the amounts Healtheon is charging United under this Agreement, with a system of audit trails, records and controls sufficient to satisfy the requirements imposed on Healtheon by its external auditors and governmental regulators.

         12.5 Healtheon will, at its expense, provide United annually with a report produced in accordance with standards established by the American Institute of Certified Public Accounts' Statement on Auditing Standards Number 70: Reports on the Processing of Transactions by Service Organizations.

         12.6 United shall guarantee Healtheon $[*] in gross revenues for the period August 1, 1999 through December 31, 1999, and $[*] (the "Base Guarantee") in gross revenues per calendar year beginning January 1, 2000 (the period between August 1, 1999 and December 31,1999 and each calendar year referred to as a "Guarantee Period"). The amount guaranteed for any Guarantee Period is referred to as the "Guaranteed Amount." After the conclusion of each Guaranteed Period, the amount of fees for that period shall be determined (the "Actual Fees") The Actual Fees shall include all fees paid by United to Healtheon for: Claims Transactions, Transactions, eligibility inquiries, other transactions, Site Fees, product development fees and any other amounts paid by United to Healtheon under this Agreement. If the Actual Fees are less than the Guaranteed Amount, then United may, in its sole discretion elect to either: (a) pay to Healtheon the difference between the Guaranteed Amount and the Actual Fees (such amount referred to as the "Shortfall") or (b) add the Shortfall to the Base Guarantee for the next subsequent Guaranteed Period with the resulting amount being the Guaranteed Amount for the next subsequent Guaranteed Period; provided that, in no event shall United transfer to the next subsequent Guaranteed Period an amount greater than [*]% of the current period Guaranteed Amount.

         12.7 Except as provided below, in the event that the number of Claim Transactions falls below [*] per month, calculated at the end of each month on a rolling three-month average (the "Actual Claims Transactions"), then the Base Guarantee for the current Guaranteed Period shall be reduced by multiplying the Base Guarantee by the ratio of (a) the Actual Claims Transactions to (b) [*]. The Base Guarantee will not be reduced for any reduction in Claims Transactions that results from any action by United or from any failure by United to meet its obligations under this Agreement, including its obligation to make Healtheon its preferred EDI vendor and to support Healtheon as the industry utility.

12.8 Healtheon agrees that it will not enter into an agreement for services or licenses similar to those offered under this Agreement with any third party on pricing terms more favorable that set forth in this Agreement.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         13. Confidentiality and Security.

         13.1 "Proprietary Information" means information that is (a) confidential to the business of a party, including, without limitation, computer software source code, technical documentation and information regarding proprietary computer systems, marketing and product development plans, financial and personnel information, and other business information not generally known to the public; and (b) is designated and identified as such by a party, or which the other party should have reasonably known was confidential. Proprietary Information belonging to Healtheon includes, without limitation, the Licensed Materials and the source code for its Network Software. Proprietary Information belonging to United includes, without limitation, information relating to Processing Systems other United computer systems, Member Locator and information regarding United's members, Providers or health plans. "Proprietary Information" does not include information which a party lawfully had in its possession prior to receiving it from the other party, or which a party properly receives from a third party, or which is or becomes available to the public, or which a party independently develops without reference to information received from the other party under this Agreement.

         13.2 Proprietary Information and all physical embodiments thereof received by either party (the "Receiving Party") from the other party (the "Disclosing Party") during the term of this Agreement are confidential to and are and will remain the sole and exclusive property of the Disclosing Party. At all times, both during the term of this Agreement and after its termination, the Receiving Party shall hold all Proprietary Information of the Disclosing Party in confidence, and will not use, copy or disclose such Proprietary Information or any physical embodiment thereof (except as permitted by this Agreement), or cause any of the Proprietary Information to lose its character as confidential information.

         13.3 The Disclosing Party's Proprietary Information shall be maintained under secure conditions by the Receiving Party, using reasonable security measures which shall be not less than the same security measures used by the Receiving Party for the protection of its own Proprietary Information of a similar kind, and any specific security measures required by this Agreement. The Receiving Party shall not remove, obscure or deface any proprietary legend relating to the Disclosing Party's rights, on or from any tangible embodiment of any Proprietary Information without the Disclosing Party's prior written consent. Within thirty days after the termination of this Agreement, the Receiving Party shall deliver to the Disclosing Party all Proprietary Information belonging to the Disclosing Party, and all physical embodiments thereof, then in the custody, control or possession of the Receiving Party.

         13.4 If the Receiving Party is ordered by a court, administrative agency or other governmental body of competent jurisdiction to disclose Proprietary Information, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then the Receiving Party will not be liable to the Disclosing Party for disclosure of Proprietary Information required by such order if the Receiving Party complies with the following requirements:

         (a) If an already-issued order calls for immediate disclosure, then the Receiving Party shall immediately move for or otherwise request a stay of such order to permit the Disclosing Party to respond as set forth in this paragraph 13.4; and

         (b) The Receiving Party shall immediately notify the Disclosing Party of the motion or order by the most expeditious possible means; and

         (c) The Receiving Party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the Disclosing Party for an order protecting the confidentiality of the Proprietary Information including joining or agreeing to (or not opposing) a motion for leave to intervene by the Disclosing Party.

         13.5 The Receiving Party shall immediately report to the Disclosing Party any attempt by any person of which the Receiving Party has knowledge (a) to use or disclose any portion of the Proprietary Information without authorization from the Disclosing Party; or (b) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of the Proprietary Information (except as permitted herein).

         13.6 With respect to information regarding members or other individuals covered by United, its customers-sponsored health plans, or its Affiliates, Healtheon:

         (a) acknowledges that in receiving, storing, processing or otherwise dealing with any confidential member information ("Confidential Member Information"), it is fully bound by the provisions of state law and the federal regulations governing confidentiality of Alcohol and Drug Abuse Patient Records, 42 CFR Part 2;

         (b) shall resist in judicial proceedings any effort to obtain access to Confidential Member Information otherwise than as expressly provided for in state law and the federal confidentiality regulations, 42 CFR Part 2; and

         (c) agrees not to disclose or utilize Confidential Member Information in any way that would violate any physician-patient confidence or any state or federal regulations, including HIPAA.

         13.7 The obligations of this Section 13 shall survive termination or expiration of this Agreement as to any Proprietary Information which falls under the definition of "trade secret" under the Uniform Trade Secret Act and Confidential Member Information. For all other information which falls under the definition of Proprietary Information used in this Agreement, the obligations of this Section 13 shall terminate five years after termination or expiration of this Agreement.

         14. Term and Termination.

         14.1 This Agreement commences on the Effective Date and shall continue until December 31, 2004 unless earlier terminated as provided herein. Except as otherwise set forth herein, upon termination or expiration of this Agreement, United's rights to use the Licensed Materials and the Network Software shall cease unless extended in writing by the parties.

         14.2 If one party breaches any material provision of this Agreement, the non-breaching party may terminate this Agreement by giving 30-days written notice of termination to the breaching party. If the breach is capable of being cured and the other party cures such breach within the 30-days, the termination shall not become effective.

         14.3 If United shall, at any time, cease to manage or administer any Managed Plan, then, as of the date of such cessation, this Agreement shall terminate as to such Managed Plan. United shall inform Healtheon that an entity has ceased or will cease to be a Managed Plan promptly after such information is known to United and available for public consumption. In addition, a Managed Plan may revoke its consent to be bound by this Agreement upon prior written notice to Healtheon.

         14.4 If during the term of the Agreement, there is a Change of Control, United has the option to terminate the Agreement by providing Healtheon with ninety (90) days prior written notice, renegotiate the terms of the Agreement, or maintain the terms of the Agreement at the time of the Change in Control. It is understood, however, that the consummation of the pending mergers of Healtheon, WebMD, Inc., MedE America Corporation, and Greenberg News Networks, Inc. shall not be considered a Change of Control.

         14.5 Nothwithstanding any other provisions in this Agreement United may terminate this Agreement, effective on January 1, 2003 or January 1, 2004, upon ninety (90) days prior written notice,

         14.5 Upon termination or expiration of this Agreement, the parties shall cooperate in the orderly and reasonable removal of United from the Network. The parties shall jointly develop a transition plan by October 31, 1999 ("Transition Plan"). The Transition Plan will allow United to access and use the Network services, including Licensed Materials, Network Software and APIs, and transfer connectivity between Providers and Third-party

Vendors to United, for a period of twenty-four months following termination or expiration upon the payment by United to Healtheon of a license fee in the amount of $[*]. For so long as United continues to access and use the Network services, in addition to such $[*] license fee, United shall pay all fees specified in this Agreement as if this Agreement remained in force. If United terminates the Agreement as a result of Healtheon's breach as set forth in
Section 14.2, the transition period shall be a period of not less than twelve months. In addition, if Healtheon applies for or consents to the appointment of a receiver, trustee, or liquidator for all or a substantial part of its assets, files a petition or answer seeking reorganization or arrangement with creditors or takes advantage of an insolvency law, the transition period shall be a period of not less than twelve months. The Transition Plan will provide for a reasonable level of support to transition United off the Network. Each party will bear its own costs in developing the Transition Plan. During such additional time, United shall continue to pay Healtheon all fees due under
Section 12 of this Agreement. In the event that Healtheon has terminated this Agreement pursuant to paragraph 14.2 due to United's failure to pay amounts due to Healtheon, Healtheon will not be required to perform services for United or to allow United access to the Network during the transition period unless United pays Healtheon in advance for such services and Network access. United shall not be obligated to pay any Site or Transaction fees that accrue after the Agreement and/or transition period have terminated with respect to Providers that remain connected to the Network. The Disaster Recovery Plan shall remain in effect during the transition period. Healtheon will not impede United's ability to contract with any third parties.

         15. Scope of the Agreement.

         15.1 This Agreement does not apply to Medicare crossover, pharmacy, dental, vision, and life insurance Transactions, or other Transaction types not processed by Healtheon as of the Effective Date of this Agreement, including non-EDI Transactions. This Agreement does not apply to Transactions processed for or by the following entities or United business units: Government Operations, AARP, and other entities or United business units designated by United pursuant to this Agreement unless otherwise agreed to by the parties.

         16. Dispute Resolution.

         16.1 In the event a dispute between Healtheon and United arises out of or is related to this Agreement, either party may request in writing that designated representatives meet and negotiate in good faith to attempt to resolve the dispute without a formal proceeding. During the course of such negotiations, all reasonable requests made by one party to the other for information, including copies of relevant documents, will be honored. The specific format for such discussions will be left to the discretion of the designated representatives.

         16.2 If the designated representatives conclude in good faith that amicable resolution through continued negotiation in this forum does not appear likely, then the matter will be escalated to a joint panel of Healtheon and United senior executives, by formal written notification by either party to the other. This panel will meet as required to attempt to resolve the dispute. The number and nature of the senior executives will depend on the issues in dispute, but will include those senior executives with authority to resolve all matters in dispute. At either party's election, this panel will be facilitated by an external facilitator designated by both parties.

         16.3 Formal proceedings for the resolution of a dispute may not be commenced until the earlier of (a) the panel referred to in paragraph 16.2 concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (b) 30 days after the first notice of the dispute was sent under paragraph 16.1 or paragraph 16.2. However, nothing in this Section 16 shall preclude either party from seeking temporary or preliminary injunctive relief where a party determines in good faith that such relief is necessary to limit its damage or injury under this Agreement.

         17. Limitation on Damages and Allocation of Risk.

         17.1 Except to the extent of Healtheon's obligation to indemnify United as provided in paragraph 11.2, United's obligations under paragraph 12, and the obligations of each party with respect to the intellectual property of the other, IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER PARTY (INCLUDING

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

LIABILITY TO ANY PERSON WHOSE CLAIM OR CLAIMS ARE BASED ON OR DERIVED FROM A RIGHT OR RIGHTS CLAIMED BY THE OTHER PARTY) WITH RESPECT TO ANY AND ALL CLAIMS ARISING FROM OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT IN CONTRACT, TORT OR OTHERWISE, EXCEED [*] DOLLARS ($[*]).

         17.2 Indemnification by Healtheon. Healtheon shall defend, hold harmless and indemnify United, its officers, directors, agents and employees, from any and all claims by third parties that arise out of Healtheon's willful misconduct or negligent acts or omissions in the discharge of Healtheon's responsibilities under this Agreement. Healtheon shall defend, hold harmless and indemnify United, its officers, directors, agents and employees, from any and all claims by Healtheon's personnel for any compensation or benefits, and claims by third parties that arise from a breach by Healtheon of any agreement with any third party that relates to the services herein.

         17.3 Indemnification by United. United shall defend, hold harmless and indemnify Healtheon, its officers, directors, agents and employees, from any and all claims by third parties that arise out of United's willful misconduct or negligent acts or omissions in the discharge of United's responsibilities under this Agreement. United shall defend, hold harmless and indemnify Healtheon, its officers, directors, agents and employees, from any and all claims by United's personnel for any compensation or benefits, and claims by third parties that arise from a breach by United of any agreement with any third party that relates to the services herein.

         17.4 Insurance. Healtheon, during the term of this Agreement and any extensions thereof shall maintain, at Healtheon's sole cost and expense, commercial general liability insurance, including contractual liability, in the amount of $1,000,000 per occurrence and $2,000,000 aggregate; auto liability for $1,000,000 combined single limit, workers compensation and employer's liability with limits of $500,000; coverage for valuable papers in the care, custody or control of Healtheon in the amount of $100,000; professional liability insurance, including errors and omissions, in the amount of $1,000,000 per occurrence and $2,000,000 in aggregate; and a fidelity bond/crime coverage, including computer fraud coverage, in the amount of $50,000. Healtheon shall provide proof of such insurance upon request and shall give ten (10) days written notice to United in the event of any termination, cancellation or material change in such insurance. Such insurance shall not derogate Healtheon's indemnification obligations to United set forth in this Agreement. Further, approval or acceptance of such by United will not in anyway represent that such insurance is sufficient or adequate to protect the Contractor's interests or liabilities and such insurance coverage shall be considered the minimum acceptable coverage.

         18. General.

         18.0 Audit. United shall have the right, not more often than once in each calendar year, to have employees or mutually agreeable external auditors audit the books and records of Healtheon relating to United transactions and charges for which United is responsible, to determine the proper amounts which should have been billed to United, which were billed to United, and which United has paid under this Agreement, and Healtheon's procedures for handling transactions to and from United, and Healtheon's adherence to Performance Standards, and other obligations under this Agreement, including development of a stand-by site and Disaster Recovery Plan as identified in Section 3.5. United shall give Healtheon two weeks prior notice of any such audit, and shall abide by reasonable Healtheon security and confidentiality procedures during the audit. United shall bear the cost of such audit, provided that in the event the audit determines that Healtheon has overcharged United by more than five percent of the amount properly due Healtheon in any month beginning on or after July 1, 1996, Healtheon shall pay all costs of such audit. Healtheon shall also allow United to review Healtheon's security standards, as set forth in Section 8.5, no later than March 1, 1999, and Healtheon or its agent's compliance with the escrow obligations referenced in Section 4.5 and Exhibit E. The once per calendar year audit limit shall not apply to reviews associated with Healtheon's compliance with the Performance Standards set forth in Section 10 or the security audit set forth in the preceding sentence.

         18.1 This Agreement, including the Exhibits to it, constitutes the entire understanding between the parties and supersedes all proposals, communications and agreements between the parties relating to its subject

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

matter. No amendment, change, or waiver of any provision of this Agreement will be binding unless in writing and signed by both parties.

         18.2 This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota applicable to contracts made and performed therein.

         18.3 Neither party may assign this Agreement without the prior, written consent of the other party, which shall not be unreasonably withheld, provided, however, that Healtheon may assign this Agreement to a successor corporation created in connection with its merger with WebMD, Inc. Any attempted assignment without such consent shall be void. Any assignment with consent does not release the assigning party from any of its obligations under this Agreement unless the consent so states.

         18.4 Any notices relating to this Agreement shall be in writing and will be sent by certified United States mail, postage prepaid, return receipt requested, or by facsimile transmission or overnight courier service, addressed to the party at the address set forth below, or at such different address as a party has advised to the other party in writing and shall be deemed given and received when actually received:


UnitedHealth Group                                   Healtheon Corporation
9900 Bren Road East                                  4600 Patrick Henry Drive
Minneapolis, MN  55440                               Santa Clara, CA  95054
Attn:  Chief Information Officer                     Attn: CEO
                                                            cc: General Counsel


         And                                                  And

David Miller                                         Nancy Ham
UnitedHealthCare Services, Inc.                      Healtheon Corporation
450 Columbus Boulevard                               7000 Central Parkway
Hartford, CT 06115                                   Atlanta, GA 30328


         18.5 In the event one or more of the provisions of this Agreement are found to be invalid, illegal or unenforceable by a court with jurisdiction, the remaining provisions shall continue in full force and effect.

         18.6 The obligations of the parties under this Agreement (other than the obligation to make payments) shall be suspended to the extent a party is hindered or prevented from complying therewith because of labor disturbances (including strikes or lockouts), war, acts of God, fires, storms, accidents, governmental regulations, failure of telecommunications vendors or suppliers, or any other cause whatsoever beyond a party's control. For so long as such circumstances prevail, the party whose performance is delayed or hindered shall continue to use all commercially reasonable efforts to recommence performance without delay and shall declare a disaster under its Disaster Recovery Plan.

         18.7 Each party shall have the right to include the other party's name on its customer or vendor list and to disclose the nature of the services and products provided under this Agreement, so long as such services and products are accurately represented; provided, however, that neither party has the right to use the other's name, trademarks or trade names for other advertising, sales promotion, or publicity purposes without the other's prior written consent.

         18.8 During the term of this Agreement, neither party will solicit or attempt to hire any individual who is then currently an employee of the other party or who has been an employee of the other party within the six months prior to the solicitation or hiring, without the other party's prior, written consent. This paragraph 18.8 shall only apply to individuals who, in the case of Healtheon, have performed services for United under this Agreement or worked in connection with the Network Software or the Licensed Materials, or who, in the case of United, have worked with Healtheon or received services from Healtheon, on behalf of United.

         18.9 Healtheon agrees to use commercially reasonable efforts to abide by the terms of the Statement attached as Exhibit L, to the extent applicable to Healtheon's performance of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


UNITEDHEALTHCARE SERVICES, INC.         HEALTHEON CORPORATION


By    /s/                                   By    /s/
  ----------------------------------          ---------------------------------

Title                                       Title
     -------------------------------              -----------------------------


Date                                        Date
    --------------------------------             ------------------------------

                                  EXHIBIT LIST

Exhibit A:        Managed Plans

Exhibit B:        Licensed Materials

Exhibit C:        Development Work in Progress

Exhibit D:        Reports

Exhibit E:        Escrow Agreement

Exhibit F:        Network Maintenance and Support Services

Exhibit G:        Security

Exhibit H:        Transactions

Exhibit I:        Performance Standards and Methods of Measurement

Exhibit J:        United Operating Environment

Exhibit K:        List of Third-party Vendors

Exhibit L:        EEO Statement

Exhibit M:        Pricing

Exhibit N:        List of Processing Systems

Exhibit O:        Disaster Recovery Plan

Exhibit P:        Healtheon Market Sites

Exhibit Q:        Transition Agreement

                                    EXHIBIT A
                                  MANAGED PLANS


-
-          PHP, Inc. (Michigan
     -          PHP of Mid Michigan
     -          PHP of South Michigan
     -          PHP of Southwest Michigan
     -          PHP of West Michigan
-          PHP of South Carolina
-
-
-          Allina

                                    EXHIBIT B
                               LICENSED MATERIALS

                                                                            Right to         Right to
                                                                            Reproduce        Modify

* User Manual, versions 2.1, 2.2.5, and 2.61                                No               No

Portal Specifications                                                       No               No
-        Communications Interface Document
-        HCFA Claim Validations
-        HCFA National Standard Format Claims
-        ANSI X12 837 Claims Format
-        Implementation Guide for Claims
-        ANSI X12 835 Electronic Remittance Advice
-        UB92 Hospital Claim Format
-        DOS Command Line Routines
-        UNIX Command Line Routines

Training Materials
-          Version 2.61 Demo Disks and CSI Demo Disks                       No               No
-          ProviderLink Training Manual                                     No               No

Network: EDI TCP/IP Interface Specification                                 No               No

Promotional Material
-          ProviderLink Brochure                                            No               No
-          ProviderLink Send Back Card                                      No               No


- Healtheon will, upon request from UHC, identify UHC as the sponsor and promoter of these materials.

                                    EXHIBIT C
                          DEVELOPMENT WORK IN PROGRESS

Attached is a list of uncompleted projects in the Healtheon Queue Management which shall be completed in accordance with their terms. Any development work not listed below will be mutually agreed to in a Statement of Work.

PROJECT                                                         PROMOTION DATE                COST ESTIMATE
-------                                                         --------------                -------------
H14 Rhode Island Middleware Project                               11/1/1999                      $[*]

H44 Single Payer ID - UNET Insured Address                        11/25/1999                     $[*]

H44 Single Payer ID - COSMOS Insured ID                           10/7/1999                      $[*]

H44 Single Payer ID - COSMOS Referral Provider                    11/4/1999                      $[*]

DOS 2.6.2 Upgrade Assistance Project                              10/31/1999                     $[*]


This exhibit does not include previously invoiced development work, projects completed prior to October 15, 1999, or projects for which Statements of Work have not been executed as of 10/15/1999.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT D
                                     REPORTS

Reports Healtheon will provide to United

The following reports will be provided to United from Healtheon on a routine schedule as indicated.

-          Orbit reports

         Three monthly core operating reports, for each market, will be sent to each health plan lead ProviderLink/EDI representative and a central United corporate resource. (Available electronically or on paper as requested.)

-        UNI Access Status Report                                                       Monthly
-        Monthly Detail Transaction report by source UNI                                Monthly
-        Monthly Detail Transaction report by Destination Market                        Monthly

-        Intercompany billing detail reports for use in determining allocation of transaction expensed to the proper health plan or business unit.

-        Summary of fees by health plan detailed by plan and DIV                        Monthly
-        Intercompany Billing Details-site fees, mail and ERA transactions              Monthly
-        Intercompany Billing Details-transaction charges                               Monthly

-          Performance Reports

           Healtheon will provide United with monthly Performance Reports as defined in Exhibit I of this agreement.

Reports United will provide to Healtheon

These reports will include data from health plans centralized on COSMOS, those plans with decentralized United host systems including, but not limited to, Complete, Ramsay, UHC Illinois, etc., and all ex-MetraHealth systems including the previous Travelers and Met Life systems.

UHC will provide a resource to coordinate the assembly of this data and will serve as the contact for all questions regarding these reports.

-    Membership data by health plan or market provided on paper or electronically where available.         Monthly
-    Claims receipts or processed claims, for all commercial UnitedHealth plans or markets, offices        Monthly
     or systems, including the total volume of claims received electronically by month and year-to-date, if available, actual penetration percentages by plans, market, offices or systems, and desired percentage of electronic claim receipts.
-    Decision Support System (DSS) Data will be extracted from UHC health plans                          Quarterly
     and markets to support the market analysis done by Healtheon and for the prioritization of target providers and potential prospects.
-    Physician and Hospital claims volume data for each health plan/market by                              Monthly
     Provider Number and/or submitting Entity Tax ID including:
-    Total claims volumes received by each provider/tax ID
-    Volume received electronically (EDI) by each provider/tax ID
-    Volume received on tape/other by each provider/tax ID, if applicable and available
-    Electronic data to be determined in the future to support the analysis of new transactions as       As agreed
     mutually agreed by both parties.
-    Strategic information from United related to EDI growth goals and                                   Quarterly
     objectives by health plan/market will be provided to Healtheon as needed. This will include pertinent project plans and other material/
     documentation that will assist Healtheon to enhance and increase electronic transactions for United.

                                    EXHIBIT F
                    NETWORK MAINTENANCE AND SUPPORT SERVICES


Healtheon will provide United with the following Network maintenance services which will be performed by Healtheon staff not dedicated to United enhancements. The cost of these maintenance services is included as a part of the Transaction and Site fees, and include:

- Correction of identified system bugs in the network hardware or application;

- Changes and modifications to the Healtheon hardware, application and network required to manage scalability and capacity issues associated with increased transaction volumes;

-    Changes required to maintain service level commitments as identified in
     Exhibit I;

- Help Desk services as defined in Exhibit I, including appropriate staffing, call response time, escalation procedures, reporting, availability, severity levels, problem log tracking and problem resolution, etc;

- Maintaining the ORBIT system and accurately performing the provider registration process on ORBIT to include the assignment of site and Tax ID's;

-    User Security set up and processing;

- Marketing Group Product Support for maintenance of a computerized defect control system problem log to include ongoing discussions between the Help Desk personnel and the Healtheon development staff to communicate customer needs and reactions to daily activity;

- Plan Rep Training for all current and future owned or managed plans as well as United corporate staff;

- Plan Rep and Corporate training will be conducted at Healtheon locations unless alternate locations are mutually agreed upon by both parties;

- Maintenance, monitoring and reporting of network and communication systems regarding stability and performance as specified in Exhibit D;

- Multi-Payer and Vendor technical and administrative support to insure collection and transmission of maximum volumes of electronic claims to United; Infrastructure will be upgraded by Healtheon as needed to accommodate provider transactions to United;

- Maintenance and appropriate connectivity to United host systems to maintain security provisions and data integrity of United transactions;

- Administer and maintain license agreement procedures with providers assuring appropriate signatures and approvals from United providers;

- Provide routine, updated application and network documentation for United sites;

- Maintain the network and application to assure data integrity of transactions;

- Maintenance of releases shall be defined to include any emergency releases issued by Healtheon;

- Technology upgrades to the Healtheon hardware, network, and/or application (to include such things as fault tolerance products and services) will be included as part of ongoing maintenance;

- Provide ongoing support of and communication with the health plan representatives on electronic commerce issues;

- Provide monthly billing detail by health plan, and in the aggregate, for all transaction activity.

                                    EXHIBIT G
                         HEALTHEON PROVIDERLINK SECURITY


                               Function Objective

To provide adequate data security given the confidential nature of the data and the types of transactions performed on the Healtheon ProviderLink network.

Security related to Healtheon ProviderLink is made up of multiple components: workstation security, network security, and host security. This document will concentrate on workstation and network security.

                                Function Features

                                 Data Ownership

The Healtheon ProviderLink network is a system that enables communication between a health care provider's place of business and payer host systems. While the Healtheon ProviderLink network enables the flow of data between these entities, it "owns" none of the data.

                              Workstation Security

Healtheon ProviderLink sites are identified by site ID. This site ID is used by the Healtheon ProviderLink network to control access. A provider's office will install site security when installing the Healtheon ProviderLink application software. In early versions of ProviderLink, this consisted of a hardware dongle device with hardwired site ID. With the more recent versions of the Healtheon ProviderLink application, "SoftLock" is used. The "SoftLock" process writes the site ID to a physical sector on the hard disk, then writes the address of that sector into each Healtheon ProviderLink application executable for decoding.

A user ID is used within the Healtheon ProviderLink application to locally control access to functionality. When the Healtheon ProviderLink application software is installed, a default administrator user ID is established. It is the responsibility of the site administrator to define workstation user IDs and passwords, and the functions each can access. This allows the site to control who has access to which functions of Healtheon's ProviderLink network, but only the site ID is used to control access within the network.

                                Network Security

The Healtheon ProviderLink network will use the ORBIT tool to manage security. Healtheon network security administrators will be responsible for registering provider sites. When registering a site, the transactions as site can perform and the payers that the transaction can be performed with are granted. The administrators also register sites and providers with some of the payer host systems accessed via Healtheon ProviderLink.

The Healtheon ProviderLink network makes a call to the security gatekeeper with every transaction after the point of entry into the Healtheon ProviderLink network. The gatekeeper will return whether a site is authorized to perform the requested transaction or not.

In addition, the functional software servers that make up the Healtheon ProviderLink real-time network use as software ticketing scheme to control access. Each functional server downstream from the gatekeeper call will check to ensure that a valid ticket is passed as part of the call. In this manner, Healtheon controls access to a tightly defined path; in effect, if a party knows the internal structure of the Healtheon ProviderLink network, the party still cannot bypass the security module to gain access to functionality.

                                  Host Security

In general, host security is left up to the business partner that "owns" the host. As necessary, the Healtheon ProviderLink network will provide information to the host system to satisfy the security requirements.

In the case of COSMOS, Healtheon ProviderLink site IDs are associated with Unisys user IDs. Also associated with each Unisys user ID are transaction codes (tran codes) and UHC provider IDs. When transactions are performed to COSMOS, the site ID is converted to a Unisys user ID; then the user ID and tran code are checked to ensure access is allowed. For provider sensitive transactions (referrals, claim status, etc.), the provider association is also verified.

                                    EXHIBIT H
                                  TRANSACTIONS


(1) PROFESSIONAL CLAIMS, INSTITUTIONAL CLAIMS, AND ENCOUNTERS (collectively referred to as "Claim Transactions"): Claim Transactions are requests for payment for services rendered or in the case of Encounters submitted with the same data for informational purposes. Providers submit Claim Transactions to the Network for transmission to the Processing Systems. Providers receive validation and acknowledgement reports from the Network indicating the status of the Claim Transactions as it is routed through the Network and to the Processing Systems. A single Claim Transaction and the associated validation and confirmation reports are considered a single Claim Transaction.

(2)      REAL-TIME CLAIM STATUS INQUIRY
         This Transaction allows a Provider to submit an electronic request for information regarding the status of a Claim and receive a response. The request and response pair are a single Transaction.

(3)      REAL-TIME ELIGIBILITY & BENEFITS INQUIRY:
         This Transaction allows a user to submit an electronic request for and receive a response containing verification of a member's eligibility and selected benefit information. The request and response pair are a single Transaction.

(4)      REFERRAL AND AUTHORIZATIONS
         Referrals and Authorizations are requests from Providers to United procedural, inpatient, or specialist visit authorization as required under certain managed care products. This Transaction allows a user to submit Referrals and Authorizations electronically through the Network to United for processing or to delete submitted referrals and authorizations that are pending. Many of these Transactions include a response from the Processing System to indicate the parameters of the authorization and give the Provider an authorization number.

(5)      REFERRAL AND AUTHORIZATION INQUIRY
         This Transaction allows a user to submit a submit an inquiry and receive a response on the status of a previously submitted Referral or Authorization.

(6)      PROVIDERLINK MAIL/FAX
         This Transaction allows a user to receive and send electronic mail messages and facsimiles to the other users of the Network (e.g. claims adjustments to the processing centers). These Transactions are billed to the sender. One Transaction equals 5K of text.

(7)      PROVIDER DIRECTORY
         This Transaction allows a Provider to conduct an on-line provider look-up and to request provider demographic information by specialty. Each search is a Transaction.

(8)      ELIGIBILITY ROSTERS
         Eligibility rosters are the electronic distribution of member files or listings to capitated Providers for the purpose of indicating the membership for which a particular capitated Provider has responsibility. Each file distributed is considered a single Transaction.

(9)      ELECTRONIC PROVIDER REMITTANCE ADVICE ("EPRA")
         Electronic Provider Remittance Advices are files containing Explanation of Benefits information distributed by United to Providers for the purpose of communicating the results of the Claims adjudication process. Each EPRA file is a separate Transaction.

(10)     BATCH ELIGIBILITY & BENEFITS INQUIRY
         This Transaction allows Providers to submit Eligibility and Benefit Inquiries in a flat file or ANSI 270 format to the Network and receive responses in a later communication session in either a flat file or ANSI 271 format. Each member record searched is considered a Transaction. (Note: This Transaction is not a current capability of the Network.)

(11)     BATCH CLAIMS STATUS INQUIRY
         This Transaction allows Providers to submit Claim Status Inquiries in a flat file or ANSI 276 format to the Network and receive responses in a later communication session in either a flat file or ANSI 277 format. Each separate inquiry is considered a Transaction. (Note: This Transaction is not a current capability of the Network.)

(12)     ANSI X12 834 Enrollment
         These Transactions allow employers or governmental entities to submit individual and/or family data in an ANSI 834 file format through the Network to United for purposes of enrolling the members. Each file is considered a separate Transaction. (Because the 834 transaction is not a provider transaction, Healtheon performs the 834 as a Network Service on a non-exclusive basis.)

                                    EXHIBIT I
                Performance Standards and Methods of Measurement


The purpose of this exhibit is to establish the Performance Standards and methods of measurement required by UnitedHealth Group for Healtheon to meets the obligations as specified in Section 10 of the Agreement.

The Performance Standards are divided into several categories. Each category defines a major functional aspect of the delivery of EDI Transactions via the Network. Within each category are individual elements, which more specifically establish Performance Standards and the methods of measurement.

Each Performance Standard has three levels of performance:

1.       STANDARD - The minimum level of performance required by the Agreement.

2. BELOW STANDARD - A level that is less than standard but not considered critical to the operation of the network.

3. CRITICAL - A level that significantly impacts the operation of the Network.

Performance standards will be reviewed on a monthly basis, by designated representatives for both parties. Healtheon will report the results to UnitedHealth Group by no later than the 10th working day following the end of the month (will reassess time lines based on final report package and distribution). On a quarterly basis the Performance Standards will be reviewed in accordance with Section 10 and revised as necessary for the purpose of measuring performance for the following quarter.

1.0      PERFORMANCE CATEGORY: NETWORK

The ProviderLink Network will be available 24 hours a day, 7 days a week with the exception of Planned Downtime Hours.


PERFORMANCE ELEMENTS                                                STANDARD      BELOW STANDARD    CRITICAL
--------------------                                                --------      --------------    --------
1.1) NETWORK AVAILABILITY (ALL TRANSACTIONS) (SEVERITY LEVEL 1)
Objective: To ensure the availability of the ProviderLink Host
Network including ESN, CBP, ORBIT, MHS (Mail) VRUs, and PLNET components, and in aggregate.  Server availability will be
measured until such time that transaction availability can be measured and reported:
1.1.1) ESN
1.1.2) CBP                                                            [*]%          [*]% -[*]%       <[*]%
1.1.3) ORBIT                                                          [*]%          [*]% -[*]%       <[*]%
                                                                      [*]%          [*]% -[*]%       <[*]%
1.1.4) PLNET                                                          [*]%                           <[*]%
1.1.5) VRUS (DISCONTINUED 9/30/99)                                                  [*]% -[*]%
Network Availability is measured as the number of actual hours available as a percentage of total available hours.  The
following definitions are used for calculating the
availability measurement:
1.1.A) DEFINED HOURS are the total days in the month
multiplied by 24 hours.
1.1.B) PLANNED DOWNTIME HOURS are the planned and published
hours that any system is down for routine maintenance and
change requests or other planned outages during non-business hours (business hours = 7am-7pm workdays).  Change requests
require 10 business days advance notice and must be approved by a UnitedHealth Group request team.
1.1.C) AVAILABLE HOURS are the Defined Hours minus the Planned
Downtime Hours, minus Mutually Agreed Unplanned Downtime Hours.
1.1.D) UNPLANNED DOWNTIME HOURS are the unplanned hours of
downtime experienced during the month.
1.1.E) MUTUALLY AGREED UNPLANNED DOWNTIME HOURS are emergency unplanned downtime hours to correct Network Availability or
other problems, and are mutually agreed without 10 business
days lead time by UnitedHealth Group change request team and
Healtheon.
1.1.F) ACTUAL HOURS are the Available Hours minus Unplanned
Downtime Hours.
1.1.G) AVAILABILITY PERCENTAGE is determined by dividing the
Actual Hours by Available Hours and multiplying the result by 100.
1.1.H) BUSINESS AVAILABILITY is determined by dividing the Actual
Hours by Available Hours (excluding Mutually Agreed Unplanned
Downtime) and multiplying the result by 100.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PERFORMANCE ELEMENTS                                                            STANDARD      BELOW STANDARD    CRITICAL
--------------------                                                            --------      --------------    --------
1.2) DEDICATED CIRCUIT CONNECTIVITY (SEVERITY LEVEL 1)                            [*]%          [*]% -[*]%       <[*]%
Objective: To ensure the communication circuit performance is jointly monitored and improved via joint problem
identification and resolution.
UnitedHealth Group and Healtheon will agree to standards and methods to measure the performance of dedicated
telecommunication circuits (Frame Relay; T1, etc.) between
UnitedHealth Group and Healtheon.
1.2.1) CIRCUITS BETWEEN UNITEDHEALTH GROUP and Healtheon
(COSMOS, UNET, UHCI, Primecare, UHCM)
1.2.2) CIRCUITS BETWEEN HIGH-VOLUME VENDORS and Healtheon
(DISC, Spacestar, Med Power, Health Care Interchange)
1.2.3) CIRCUITS BETWEEN HIGH-VOLUME TRADING PARTNERS and
Healtheon (Fairview Hospital)
---------------------------------------------------------------------------------------------------------------------------
1.3) DIAL-IN MODEM CONNECTIVITY (ALL TRANSACTIONS) (SEVERITY
LEVEL 1)
Objective: To ensure that modem performance and capacity meet demand.
1.3.1) HDMS.  Modem to modem calls received by the Healtheon                      [*]%          [*]% -[*]%       <[*]%
Network will be answered.  The modem connectivity performance is measured by statistics generated from the HDMS modem rack network controller (inclusive of 14.4 and 28.8 bank of modems).
1.3.2) DIAL TEST.  A dial test will also be conducted to
randomly simulate dial-in experience.                                             [*]%          [*]% -[*]%       <[*]%

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PERFORMANCE ELEMENTS                                                             STANDARD      BELOW STANDARD    CRITICAL
--------------------                                                             --------      --------------    --------
1.4) Real-time Transaction Success Exclusive of United Health
Group Processing System (Severity Level 1, 2, or 3)

Objective: To monitor Real-time Transaction Success to proactively identify and resolve problems. Real-time Transaction Success will be measured with the December 1998 Successful Submission metric until replaced. Successful Submission measures the % of real-time transactions that return a successful response exclusive of UnitedHealth Group Processing System performance (eligibility, referrals, etc.). As new transactions are added, performance standards will be defined. A successful transaction may include data errors, UnitedHealth Group
Processing System errors, and other non-Network errors.

     TRANSACTIONS
1.4.1) ELIGIBILITY
1.4.2) CLAIM STATUS INQUIRY
1.4.3) REFERRAL STATUS INQUIRY                                                      [*]%          [*]% -[*]%        <[*]%
1.4.4) REFERRAL ADD                                                                 [*]%          [*]% -[*]%        <[*]%
1.4.5) REFERRAL INQUIRY                                                             [*]%          [*]% -[*]%        <[*]%
1.4.6) REFERRAL DELETE                                                              [*]%          [*]% -[*]%        <[*]%
1.4.7) PROVIDER LOOK-UP                                                             [*]%          [*]% -[*]%        <[*]%
1.4.8) PASSWORD CHANGE                                                              [*]%          [*]% -[*]%        <[*]%
                                                                                    [*]%          [*]% -[*]%        <[*]%
                                                                                    [*]%          [*]% -[*]%        <[*]%

     FILE TRANSFERS
1.4.9) CLAIMS UPLOAD
1.4.10) PROVIDER DATA DIRECTORY
1.4.11) MAIL UPLOAD                                                                 [*]%          [*]% -[*]%        <[*]%
1.4.12) MAIL DOWNLOAD                                                               [*]%          [*]% -[*]%        <[*]%
1.4.13 MAIL FIND FIRST, NEXT, ACKNOWLEDGEMENT                                       [*]%          [*]% -[*]%        <[*]%
                                                                                    [*]%          [*]% -[*]%        <[*]%
                                                                                    [*]%          [*]% -[*]%        <[*]%

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PERFORMANCE ELEMENTS                                                                 STANDARD      BELOW STANDARD    CRITICAL
--------------------                                                                 --------      --------------    --------
1.5) CLAIMS TRANSACTION PROCESS (SEVERITY LEVEL 1, 2, OR 3)                          [*]% within    [*]% within      [*]% within
Objective: To ensure timely end-to-end audit of the claim                          [*] wall clock   [*] to [*]         [*] wall
process. Daily problem report logs will be used to monitor                               hours      wall clock       clock hours
performance until systematic measurement capabilities are in                                           hours
production. Healtheon implement systematic measurement
capabilities no later than 4/1/2000.

END-TO-END PROCESSING, as measured from claims file pull from the point that the file is in the Healtheon system to the Payer
Report (Acknowledgments and/or Status Reports from UHC Processing
Systems) into Submitter's mailbox, will be used for purposes of Performance Standard Compliance. Standards will be defined by UnitedHealth Group Processing System Platform (UNET; COSMOS). The following sub-elements will not be used for Performance Standard
Compliance, but will be used to monitor, control, and improve end-to-end processing performance:

1.5.A) SUCCESSFUL INBOUND CLAIM file from Submitter to                                   [*]%         [*]% within        [*]%
Healtheon as measured from time of submission to creation of                             < [*]         [*] to [*]        > [*]
the Claim Submission Report (CSR) and its placement in                                wall clock       wall clock     wall clock
Submitter's mailbox.                                                                     hours           hours           hours

1.5.B) SUCCESSFUL OUTBOUND FILE TRANSFER from Healtheon to                               [*]%         [*]% within        [*]%
UnitedHealth Group Processing System (all platforms) as                                  < [*]         [*] to [*]        > [*]
measured when the tank file or batch file prep is generated                           wall clock       wall clock      wall clock
until payer system acknowledgement of receipt.                                           hours           hours           hours

1.5.C) SUCCESSFUL UNITEDHEALTH GROUP PAYER validation as                                 [*]%         [*]% within        [*]%
measured from acknowledgement of receipt to time when                                    < [*]         [*] to [*]        > [*]
UnitedHealth Group report received by Healtheon.                                      wall clock       wall clock     wall clock
                                                                                         hours           hours           hours

1.5.D) SUCCESSFUL OUTBOUND CLAIM ACKNOWLEDGEMENT from                                    [*]%         [*]% within        [*]%
Healtheon to Submitter as measured from when payer report                              < [*]           [*] to [*]        > [*]
(Acknowledgements and/or Status Reports from UHC Processing                           wall clock      wall clock       wall clock
Systems) is received by Healtheon to when report is parsed                              hours            hours           hours
and delivered to the Submitter's mailbox (includes Healtheon
Claim Submission Report.)

1.5.E) SUCCESSFUL OUTBOUND CLAIM ACKNOWLEDGEMENT from
Healtheon to Submitter as measured from when payer report is received by Healtheon to when report is parsed and delivered to the Submitter's mailbox via Consolidated Payer Report.
Submitters who select to use the Consolidated Payer Report
have the option to extend the delivery schedule beyond the
standard 24 hour guideline.
-        Option 1 - Every business day                                             [*]% within 1    [*]% within         [*]% > 2
                                                                                    business day    2 business       business days
                                                                                                      days

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                                               BELOW
PERFORMANCE ELEMENTS                                                            STANDARD      STANDARD       CRITICAL
--------------------                                                            --------      --------       --------
-        Option 2 - Every second business day                                [*]% within 2    [*]% within     [*]% > 3
                                                                              business days   3 business      business days
                                                                                              days

                                                                             [*]% within 3    [*]% within     [*]% > 4
-        Option 3 - Every third business day                                 business days    4 business      business days
                                                                                              days

                                                                             [*]% within 4    [*]% within     [*]% > 5
-        Option 4 - Every four business days                                 business days    5 business      business days
                                                                                              days

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.0 PERFORMANCE CATEGORY: DATA INTEGRITY

Healtheon will uphold the highest standard of integrity with regard to the transmission and processing of transactions, reporting performance and service.

---------------------------------------------------------------- -------------- -------------- --------------
                                                                                    BELOW
PERFORMANCE ELEMENTS                                               STANDARD        STANDARD       CRITICAL
---------------------------------------------------------------- -------------- -------------- --------------
2.1) DATA INTEGRITY (SEVERITY LEVEL 1)                                [*]%          [*]% -         <[*]%
Objective: To ensure that information received by Healtheon is                       [*]%
accurately translated, validated, and formatted according to jointly approved specifications.

UnitedHealth Group will develop a measurement process using random audits to measure data integrity throughout the entire process (inbound and outbound). Until this measurement system is implemented, this category will not be reported.

---------------------------------------------------------------- -------------- -------------- --------------
2.2) CLAIM SUBMISSION EDITS
Objective: To ensure that the claim submission edits are
efficiently and effectively directing claims to the appropriate
UnitedHealth Group host processing system.

The following sub-elements will be tracked, however
Healtheon will not be held to specific Performance Standards other than adherence to mutually agreed validations.
Performance thresholds will be established based on review of beta test performance.

2.2.1)  Percentage of claims rejecting at
Healtheon's Claim Submission Report                                  TBD by         TBD by         TBD by
                                                                    11/15/99       11/15/99       11/15/99

2.2.2) PERCENTAGE OF DUPLICATE CLAIM FILE SUBMISSIONS                 [*]%       [*]% - [*]%       <[*]%
Performance and standards established based on                     effective      effective      effective
implemented duplicate submissions criteria. Objective:              11/15/99       11/15/99       11/15/99
Eliminate duplicate file submissions.  Healtheon will
establish effective procedures and duplicate file detection
edits to prevent the retransmission of a file by Third party
Vendors or by virtue of its own internal claim file generation process. Measurement will be based on files containing any
number of claim records, according to jointly approved
specifications.
---------------------------------------------------------------- -------------- -------------- --------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.0  PERFORMANCE CATEGORY: HEALTHEON PROVIDERLINK CUSTOMER SERVICE & HELP DESK

Users and UnitedHealth Group agree to call the Healtheon ProviderLink Help Desk at 612-512-2600 or 1-800-446-8279 for all problem resolution when concerns cannot be resolved by UnitedHealth Group. The Healtheon ProviderLink Help Desk will be available from 7:00 a.m.-7:00 p.m. CST, Monday through Friday, excluding holidays. Voice mail is available for after hour calls. Messages left on voice mail or email will be responded to within [*] business hours. Messages left after business hours will be retrieved the following business day and returned in [*] business hours.


---------------------------------------------------------------- -------------- -------------- --------------
                                                                                    BELOW
                     PERFORMANCE ELEMENTS                           STANDARD       STANDARD       CRITICAL
---------------------------------------------------------------- -------------- -------------- --------------
3.1) PERCENT OF HELP DESK CALLS ANSWERED WITHIN 30                     [*]%       [*]% - [*}%       <[*]%
SECONDS OF FIRST RING

---------------------------------------------------------------- -------------- -------------- --------------
3.2) AVERAGE SPEED TO ANSWER CALLS - from first ring to live       [*] seconds     [*] -[*]         > [*]
voice to assist caller (not place caller on hold)                    or less        seconds        seconds

---------------------------------------------------------------- -------------- -------------- --------------
3.3) CALL ABANDONMENT RATE                                            [*]%       [*]% - [*]%       > [*]%

---------------------------------------------------------------- -------------- -------------- --------------
3.4) CALLS MONITORED PER HELP DESK REP. PER MONTH                  [*] calls    [*]-[*] calls   < [*] calls
(not to be less than [*]% of calls per month)

---------------------------------------------------------------- -------------- -------------- --------------
3.5) CALL BLOCKAGE RATE (BUSY SIGNAL)                                 TBD            TBD            TBD
Baseline and performance standards will be determined
based on blockage reports from U.S. West
---------------------------------------------------------------- -------------- -------------- --------------

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.0  PERFORMANCE CATEGORY: PROBLEM REPORTING & RESOLUTION

A monthly problem log utilizing the severity classifications and indicating resolution times for each call received will be tracked and reported by Healtheon no later than [*] business days following month end. Utilizing the Healtheon ProviderLink Help Desk computerized problem management tool, the following information will be recorded on each call to the help desk or problem identified:

-      Site ID
-      Site Name
-      Caller Name
-      Caller Phone Number
-      Health Plan
-      Call Recipient
-      Date and Time Ticket Opened
-      Date and Time Ticket Closed
-      Call Duration
-      Severity Level
-      Problem Definition Code
-      Problem Resolution Code
-      Call Status

The Healtheon ProviderLink Help Desk will attempt to accommodate any request for additional information as long as the collection of the information does not add significant time and effort in logging the call. The Healtheon ProviderLink Help Desk statistics will be reported to UnitedHealth Group on a routine basis. UnitedHealth Group claim status inquiry calls will be referred to UnitedHealth Group for tracking and resolution.

SEVERITY CLASSIFICATION:
The Healtheon Help Desk will perform the following severity classification and resolution procedures for provider, vendor and UnitedHealth Group callers. The severity classification will be internally reviewed for accuracy. For problem resolution performance, Business Hours are defined as 7:00 a.m.-7:00 p.m. CST, Monday through Friday, excluding holidays. Wall-Clock Hours are 24 hours per day, seven days per week.

---------------------------------------------------------------- -------------- -------------- --------------
                                                                                    BELOW
                     PERFORMANCE ELEMENTS                          STANDARD       STANDARD       CRITICAL
---------------------------------------------------------------- -------------- -------------- --------------
4.1) SEVERITY ONE                                                 Alert within      Alert          Alert
Network failure causing total loss of function or creating a      [*] minutes      between      greater than
critical impact to the business process. Healtheon will form a    (Wall-clock)    [*] to [*]    [*] minutes
dedicated Healtheon Crisis Management Team to manage                                minutes     (Wall-clock)
crisis situations as defined by Severity One.  The Crisis                        (Wall-clock)
Management Team will be responsible for coordinating
efforts and communications from the initial report,
throughout the cycle of investigation, determination and              [*]%           [*]%           [*]%
resolution.
Severity One Examples:                                             Resolution     Resolution     Resolution
-        Claims cannot be uploaded from the ProviderLink           within [*]    between [*]      greater
         Network the COSMOS or UNET                                   hours      to [*] hours     than [*]
-        Real Time transactions cannot be performed               (Wall-clock)   (Wall-clock)      hours
-        The ProviderLink Network is unavailable to customers                                   (Wall-clock)
         (vendors and end users)
-        Severity Two issues not resolved in [*] business
         hours or mutually determined to be Severity One
---------------------------------------------------------------- -------------- -------------- --------------


         [*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

---------------------------------------------------------------- -------------- -------------- ---------------
                                                                                    BELOW
                     PERFORMANCE ELEMENTS                          STANDARD       STANDARD        CRITICAL
---------------------------------------------------------------- -------------- -------------- ---------------
4.2) SEVERITY TWO                                                     [*]%           [*]%            [*]%
The Network is down or delivering degraded service                  Resolved       Resolved        Resolved
to a broad class of users, but not halting business functions.     within [*]     between [*]    greater than
Acceptable resolution may be problem turnover to                    Business        and [*]      [*] Business
UnitedHealth Group or vendor or trading partner.                     Hours         Business         Hours
                                                                                    Hours
Severity Two Examples:
-        A single transmission method, for example, the BBS,
         is down                                                                                 UnitedHealth
-        Claims cannot be uploaded from the ProviderLink                                            Group
         Network to UnitedHealth Group proprietary systems                                       notification
-        Reports are not being distributed to a class of                                          via daily
         submitter                                                                                 problem
-        Data mapping errors                                                                      tracking
-        Connection to a single vendor or clearinghouse                                            report
         (produce a list of large vendors/clearinghouses that
         should be S-1)
-        Voice Response Unit down
-        UnitedHealth Group host databases not available
---------------------------------------------------------------- -------------- -------------- ---------------
4.3) SEVERITY THREE                                                   [*]%           [*]%           [*]%
A function within the Network does not perform according to         Resolved       Resolved       Resolved
specification.  The non-conformance is impacting a single site     within [*]    between [*]    greater than
or a very small class of users or otherwise having a                Business       Business      [*] Business
minimal impact to the business.  Acceptable resolution may           Hours        Hours and         Days
be turn over of responsibility for problem resolution to                         [*] Business
UnitedHealth Group, a vendor or trading partner.                                     Days

Severity Three Examples
-        A provider/billing service batch of claims cannot be
         uploaded (cannot be resolved in less than 24 hours)
-        A provider cannot connect to the ProviderLink network
         to perform real-time transactions
-        A ProviderLink site is having difficulty downloading
         mail
-        A ProviderLink site is receiving intermittent errors
         when performing real-time transactions
---------------------------------------------------------------- -------------- -------------- ---------------
4.4) SEVERITY FOUR                                                   Review
Functions of the Network are operating. Caller's issue has         Statistics
little or no impact on business. Resolution time is variable,       Quarterly
however, Healtheon may incorporate non-critical bugs into
the subsequent releases of the software and/or process.

Severity Four Examples:
-        Verifying that claim batches were processed
-        Suggestions for enhancements or modifications to the
         system
-        Training on product functionality
---------------------------------------------------------------- -------------- -------------- ---------------


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.0  CATEGORY: PRODUCT PLANNING

- Healtheon will provide quarterly updates outlining product strategy to UnitedHealth Group.
- Healtheon will solicit customer feedback through focus groups and customer surveys on an annual basis.

6.0  CATEGORY: SERVICE DELIVERY

- Project cycle time - delivery deadlines based on requirements definition and mutually agreed Statements of Work. Financial penalties associated with service delivery would only be those stipulated in a specific mutually agreed statement of work.
-        Delivery of Reports in Exhibit D


7.0  CATEGORY: SYSTEMS CHANGE CONTROL

Performance standards for change control processes related to application maintenance and enhancement releases will be mutually agreed to by UnitedHealth Group and Healtheon within 30 days after the effective date of this agreement.

8.0  CATEGORY: SYSTEM ENHANCEMENTS DOCUMENTATION

Any new changes in functionality to ProviderLink products or services will be documented and made available to Health Plans, Providers and Vendors within 5 business days of software release or as stated in the Statement of Work. This is inclusive of modifications due to UnitedHealth Group COSMOS or UNET releases, ProviderLink Network upgrades, ProviderLink for DOS or ProviderLink Net enhancements, modifications or a combinations thereof.

9.0  CATEGORY: OPERATIONAL CONTROLS

Objective: Establish operational controls that insure systems development, operations maintenance, customer satisfaction, and submitter performance is managed to deliver the goals, objectives and timeframes mutually agreed to between Healtheon and UnitedHealth Group. The elements within this category may be modified or expanded in conjunction with new objectives or system enhancements that are put into the operations of the Healtheon Products and Network. Healtheon will be expected to demonstrate that operational controls are in place and are effectively improving Network performance on a quarterly basis.

9.1 Conduct Provider Satisfaction Surveys no less frequently than annually and utilize results to enhance system performance and functionality.

9.2 Analyze and report utilization of non-claim transactions as a percent of claims transactions.

9.3 All new third party vendors and national trading partners submitting to the Healtheon Network must go through the certification process which requires a minimum [*]% Healtheon acceptance rate. Healtheon will contractually obligate third party vendors and national trading partners making field level changes to re-certify at the same acceptance rate from Healtheon.

9.4 Demonstrate the Member Locator file is updated on a timely basis. [*]% acknowledgement and confirmation of a successful update within [*] business day of receipt of data from UnitedHealth Group in the same format.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT J
                           UHC OPERATING ENVIRONMENT

(a) UHC will provide a WAN capable of routing TCP/IP communications between Healtheon and UHC Corporate.
(b) UHC will provide the asynchronous communications supporting communications traffic between Healtheon, PrimeCare, and all UHC health plans and business units or outsourced systems requiring connectivity.
(c) UHC will provide the communications equipment necessary to support (a) and (b). UHC will provide CSU/DSUs, FRACs, routers, and modems needed to support the communications between Healtheon and the UHC WAN.
(d) UHC may establish firewalls and other security measures as appropriate to control access to the UHC networks.

ATTACHED DIAGRAMS:

In the first diagram, labeled Attachment I, the division of responsibility is identified by the vertical line. This division of responsibility is depicted in more detail by the second diagram, labeled "ProviderLink Architecture". In the second diagram, the cloud which represents the UHC WAN and the 3 large servers at the bottom of the page (COSMOS, UHCI, PrimeCare, and future connections), are the responsibility of UHC Corporate. The WAN cloud includes all communications equipment necessary to connect the Healtheon LAN to the UHC WAN.

                                   EXHIBIT K
            LIST OF THIRD PARTY VENDORS WHO SUBMIT THROUGH HEALTHEON


-      [*]
-      [*]
-      [*]
-      [*]
-      [*]
-      [*]
-      [*]
-      [*]




[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT L
                         EEO COMPLIANCE/CODE OF CONDUCT

EQUAL EMPLOYMENT OPPORTUNITY

United strives to maintain a workplace that accepts the differences in individuals' cultures, ages, ethnicities, genders, physical and mental abilities and lifestyles.

Also, United will not discriminate against any independent contractor based on age, race, gender, color, religion, national origin, disability, marital status, covered veteran status, sexual orientation, status with respect to public assistance, or any other characteristic protected under state, federal, or local law.

Harassment and intimidation are recognized forms of discrimination and, as such, are forbidden. Any independent contractor who harasses or intimidates another employee, job applicant, vendor, independent contractor or customer will be subject to disciplinary action up to and including removal from the assignment and termination of the independent contractor relationship.

SEXUAL & OTHER HARASSMENT

United policy is to provide a work environment that is free from harassment. Therefore United will not tolerate harassment based on age, race, gender, color, religion, national origin, disability, marital status, covered veteran status, sexual orientation, status with respect to public assistance and other characteristics protected under state, federal or local law. Such conduct is prohibited in any form at the workplace, at work related functions, or outside of work if it affects the workplace. This policy applies to all United employees, independent contractors, clients, customers, guests, vendors and persons doing business with United.

Sexual harassment, one type of prohibited harassment, has been defined as:

         - Unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature when...

         - submission to such conduct is made a term or condition, either explicitly or implicitly, of an individual's employment;

         - submission to or rejection of such conduct by an individual is used as a factor in decisions affecting that individual's employment; or

         - such conduct has the purpose or effect of substantially interfering with an individual's work performance or creates an intimidating, hostile or offensive working environment.

Examples of conduct prohibited by this policy include but are not limited to:

         -        unwelcome sexual flirtation, advances or propositions

         - verbal comments related to an individual's age, race, gender, color, religion, national origin, disability or sexual orientation

         - explicit or degrading verbal comments about another individual or his/her appearance

         - the display of sexually suggestive pictures or objects in any workplace location including transmission or display via computer

         -        any sexually offensive or abusive physical conduct

         - the taking of or the refusal to take any personnel action based on an employee's submission to or refusal of sexual overtures

         - displaying cartoons or telling jokes which relate to an individual's age, race, gender, color, religion, national origin, disability or sexual orientation

If you believe that you are being subjected to harassment, you should:

                  1. If you feel comfortable, tell the harasser that his or her actions are not welcome and they must stop.

                  2. Immediately report the incident to your employer, the manager/supervisor of the department to which you have been assigned, the site Human Resources representative (HRR) or the Employee Relations Department.

                  3. If additional incidents occur, immediately report them to one of the above resources.

Any reported incident will be investigated. Complaints and actions taken to resolve complaints will be handled as confidentially as possible, given United's obligation to investigate and act upon reports of such harassment.

Retaliation of any kind against an individual who reports a suspected incident of sexual harassment is prohibited. An independent contractor who violates this policy or retaliates against an individual in any way will be subject to disciplinary action up to and including removal from the assignment and termination of the independent contractor relationship.

VIOLENCE-FREE WORKPLACE

It is United's policy to provide a workplace that is safe and free from all threatening and intimidating conduct. Therefore, United will not tolerate violence or threats of violence in any form in the workplace, at work related functions or outside of work if it affects the workplace. This policy applies to all United employees, independent contractors, clients, customers, guests, vendors, and persons doing business with United.

It will be a violation of this policy for any individual to engage in any conduct, verbal or physical, which intimidates, endangers or creates the perception of intent to harm persons or property. Examples include but are not limited to:

         - physical assaults or threats of physical assault, whether made in person or by other means (e.g., in writing, by phone, fax or e-mail)

         - verbal conduct that is intimidating and has the purpose or effect of threatening the health or safety of an individual

         - possession of firearms or any other lethal weapon on company property, in a vehicle being used on company business, in any company owned or leased parking facility or at a work-related function

         - any other conduct or acts which management believes represents an imminent or potential danger to work place safety/security

United will promptly investigate any reported occurrences or threats of violence. Violations of this policy will result in disciplinary action, up to and including removal from the assignment and termination of the independent contractor relationship. Where appropriate and/or necessary, United will also take whatever legal actions are available and necessary to stop the conduct and protect United employees and property.

DRUG-FREE WORKPLACE

United is committed to providing a safe and healthy work place, and minimizing risks to its employees and to the public. Therefore, independent contractors are prohibited from the following when reporting for work, while on the job, on United or customer premises or surrounding areas, or in any United vehicle or personal vehicle used for company business:

         - the unlawful use, possession, transportation, manufacture, sale, or other distribution of an illegal or controlled substance or drug paraphernalia

         - the unauthorized use, possession, transportation, manufacture, sale or other distribution of alcohol

         - being under the influence of alcohol or having a detectable amount of an illegal or controlled substance in the blood or urine

NOTE: The term "controlled substance", as used in this policy, means a drug or other substance as defined in applicable federal laws on drug abuse prevention.

Any independent contractor who violates any of these prohibitions will be subject to disciplinary action up to and including removal from the assignment and termination of the independent contractor relationship.

Use of alcohol or other drugs before, during or after work may affect your performance on the job. Poor job performance, regardless of the cause, may lead to disciplinary action up to and including removal from the assignment and termination of the independent contractor relationship.

Any independent contractor convicted under any criminal drug statute for a violation occurring while on the job, on United or customer premises, or in any United vehicle must notify United no later than five days after such conviction.

SMOKING

Smoking is not permitted at any time in United work areas, including United vehicles or in any customer or client areas. The smoking policy for Buildings' common areas is determined by each location.

If smoking is allowed outside of the Buildings, smokers should be considerate of coworkers, customers and members of the public. Help to maintain a clean entry way by depositing cigarettes in appropriate containers and staying far enough away from doors so that smoke does not blow into the Buildings.

Employees and independent contractors who smoke must observe the same guidelines as non-smokers for the frequency and length of break periods.

USE OF UNITED  RESOURCES

The use of United materials or facilities for purposes not directly related to United business, or the removal or borrowing of United property without permission, is prohibited. Examples include but are not limited to personal computers, United letterhead, copy machines, telephones and other office supplies.

USE OF COMPUTER SYSTEMS

United relies heavily on computers to meet its operational, financial, and information requirements. The computer systems, related data files and the information derived from them are important assets of the company. A system of internal controls exists to safeguard these assets. Information will be processed in a secure environment and all independent contractors share the responsibility for the security, integrity, and confidentiality of information.

United's computer systems (hardware and software) and the information stored on them are company property. As an independent contractor, you may be given access to information stored on these systems. These systems must be used for company sanctioned purposes and not for personal use. Any interactions with systems outside of United must be approved by the Data Security area within the Information Systems Department.

The use of personal computers (PCs) and UNIX workstations to process and store sensitive information is a matter of particular concern. Information processed and stored on PCs or UNIX workstations must be given the same protection as if it were on a mainframe system.

Disks containing sensitive information must be stored in a locked location when not in use. Users must use adequate back up procedures for data and programs and use controls that assure the integrity and security of the information contained on United's computers. Backups of information stored on computers must be made at regular intervals. Only licensed, copyrighted software purchased by United is permitted to reside on United personal computers. Independent contractors may not copy United purchased/developed software for use at home. Any personal computer that has non-United purchased software is not permitted to connect to any United computer. PCs with shareware or freeware must be preapproved before connecting to any United computer.

USERCODES AND PASSWORDS

Usercodes and passwords are the usual means to control access to information systems. Usercodes identify the user to the system and passwords authenticate that the user is who they claim to be. Usercodes and passwords provide accountability for each access and for the activities performed. Passwords are the fundamental safeguards of vital information assets and must never be shared.

A good password should be easy to remember and hard to guess. Use at least six characters and combine letters and numbers. Never use your name or names of relatives, pets, dates or frequently mentioned items. A good way to choose a password is to take the first letter from every word in a sentence. For example: IL2DMCF for "I like to drive my corvette fast".

Any disclosure of a password is a violation of security. If you think your password has been compromised, change it immediately or contact the Data Security area within Information Systems.

COMMUNICATION SYSTEMS

United's internal mail, telephones, electronic mail, bulletin boards and voice mail and the information stored on them are company property. Users of these systems cannot expect that messages will remain private or that they will not be inadvertently or intentionally disclosed to persons other than the intended recipients.

These communication systems are to be used for company business and other company sanctioned purposes. Generally these systems should not be used for proprietary, confidential, or private information. Examples of inappropriate use include: activities supporting part time business (e.g., sales of cosmetics, sports cards, etc.), chain letters, sports pools, notifications of outside organization meetings and receipt of personal mail at the work place.

United reserves the right to inspect or review all uses of these systems. Independent contractors violating this policy are subject to disciplinary action up to and including removal from the assignment and termination of the independent contractor relationship.

DISPOSAL OF SENSITIVE INFORMATION

It is important that sensitive information be disposed of properly. Anything marked "Confidential" or "Proprietary" must be securely destroyed. Check with the supervisor of the area to which you are assigned or the Information Security Manager within Information Systems about the approved method for disposing of sensitive information. Some of the methods which may be used are:

         -        shredding paper documents
         - disposing of documents or diskettes in secured waste disposal cans
         -        cutting diskettes in half

COMMUNICATIONS WITH NON-UNITED  PEOPLE

The conduct of corporations is subject to increasing scrutiny. For this reason:

         - never discuss confidential or proprietary business matters in public or where you may be overheard
         - when communicating publicly on matters that involve United business, do not speak for United unless you are authorized by the Legal or Public Relations Departments
         -        when communicating on matters not involving United business, keep personal views separate from corporate views
         -        don't use United stationery or titles for communications not involving United business
         - refer inquiries from the press or other media to the Public Relations Department before any information or opinion is given
         - refer inquiries from financial analysts to the Public Relations or Investor Relations Departments.

SECURITY RESPONSIBILITIES

Independent Contractors are responsible for:

         - protecting all United information and information resources from unauthorized disclosure, use, modification or destruction.
         - ensuring that user codes and passwords are not disclosed to or used by others
         - never installing any software or data files that are not directly related to the independent contractor's assignment without the authorization of Information Services support personnel. Games, screen savers, graphics and any other software not authorized and purchased by the company are not allowed.
         - ensuring that virus detection software is installed and automatically runs when the system is booted.
         - reporting questionable activities regarding the misuse of United's information resources to the supervisor/manager of the area to which you are assigned, Human Resources Representative or the appropriate security area (i.e., Corporate Audit, Information Systems).

                                   EXHIBIT M
                                    PRICING


BASE TRANSACTION FEE. United will pay Healtheon an amount as set forth in the table below for each Claim Transaction

ELIGIBILITY INQUIRY FEE. United will pay Healtheon for each eligibility inquiry an amount as set forth in the table below; provided that the total fees paid for eligibility inquiries in any calendar year shall not exceed $[*].

OTHER TRANSACTION FEES. United will pay Healtheon an amount as set forth in the table below for each of the following transactions:

-        REFERRAL AND AUTHORIZATIONS
-        REFERRAL AND AUTHORIZATION INQUIRY
-        PROVIDERLINK MAIL/FAX
-        PROVIDER DIRECTORY (REAL-TIME LOOK-UP)
-        ELIGIBILITY ROSTERS
-        ELECTRONIC PROVIDER REMITTANCE ADVICE
-        ANSI X12 834
-        CLAIM STATUS INQUIRY
-        BATCH ELIGIBILITY & BENEFITS INQUIRY
-        BATCH CLAIMS STATUS INQUIRY

PRODUCT DEVELOPMENT RATES:
Healtheon will perform contracted product development work with United at [*] of Healtheon's standard hourly rates.


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

           NUMBER OF HOSPITAL AND        PRICE PER CLAIM    PRICE PER         PRICE PER OTHER
           PHYSICIAN CLAIMS (IN          TRANSACTION        ELIGIBILITY       TRANSACTIONS
           MILLIONS) DELIVERED TO                           INQUIRY
           UNITED THROUGH HEALTHEON
           [*] or less                   $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] to [*]                    $[*]               $[*]              $[*]
           [*] or greater                $[*]               $[*]              $[*]


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT N
                           LIST OF PROCESSING SYSTEMS


-      COSMOS
-      UNET
-      PrimeCare
-      United - Illinois
-      United - Mid-Atlantic

                                   EXHIBIT O

                 Healtheon Provider Line Disaster Recovery Plan

CURRENT INTERIM PLAN
Healtheon has entered an agreement with Comdisco to provide a cold site disaster recovery facility for 90 days.

Comdisco will make available:

1) facilities at a remote location with appropriate real estate, electrical and air conditioning
2) available hardware which is identical to the hardware located in Healtheon's Atlanta data center
3) appropriate network connectivity from the Comdisco site to Healtheon's customers in case of a disaster in Atlanta.

Healtheon is responsible for:

1) Daily, weekly and monthly backups of Healtheon's operating systems, operating sub-systems, applications and data.
2)       Storing the -1 generation of all backup tapes at an off-site facility.
3) Loading the operating systems, sub-systems, applications and data from backup tapes on to the hardware provided by Comdisco at the cold site facility.
4) Restoring the appropriate network connectivity to Healtheon's customers.
5) Resuming business activities within 36 hours of the declaration of a disaster.

PERMANENT PLAN
While this interim disaster recovery process is in effect, Healtheon will continue to implement a more comprehensive, testable disaster recovery plan that includes and documents all necessary operational procedures. The plan and an associated disaster recovery contract will be complete by December 31, 1999.

TESTING OF THE PERMANENT PLAN
The complete plan will be tested in the 1st quarter of 2000.

Y2K BUSINESS CONTINUITY
A separate Y2K business continuity plan is in progress and will be completed by November 30, 1999.

                                   EXHIBIT P
                             HEALTHEON MARKET SITES


-      United of Georgia
-      United South





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